UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Owens & Minor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2007

Annual Meeting

and

Proxy Statement

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN

PERSON, THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

March 9, 2007

Dear Shareholders:

It is a pleasure to invite you to our Annual Meeting of Shareholders on Friday, April 27, 2007 at 10:00 a.m. The meeting will be held at the corporate headquarters of Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Directions to our offices are on the last page of the proxy statement. Morning refreshments will be served, and complimentary valet parking will be available to shareholders attending the annual meeting.

The primary business of the meeting will be to (i) elect two directors, (ii) approve the Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan and (iii) ratify the appointment of KPMG LLP as our independent registered public accountants for 2007. In addition to considering these matters, we will review significant accomplishments and events since our last shareholders meeting as well as future opportunities and initiatives we intend to pursue. Our Board of Directors and management team will be there to discuss items of interest and answer any questions.

You may vote your shares by the Internet, by telephone or by mailing the enclosed proxy card in the postage-paid envelope provided. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

CRAIG R. SMITH

President & Chief Executive Officer

Proxy Statement

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please vote your shares promptly by the Internet, by telephone or by completing, signing and mailing your proxy card in the enclosed envelope. Instructions for all three voting options are set forth on your proxy card.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, April 27, 2007

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) will be held on Friday, April 27, 2007 at 10:00 a.m. at the offices of Owens & Minor, 9120 Lockwood Boulevard, Mechanicsville, Virginia.

The purposes of the meeting are:

1.	To elect two directors to serve until the annual meeting of shareholders in 2010;

2.	To approve the proposed Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan;

3.	To ratify the appointment of KPMG LLP as independent registered public accountants for 2007; and

4.	To transact any other business properly before the annual meeting.

Shareholders of record as of March 1, 2007 will be entitled to vote at the annual meeting.

Your attention is directed to the attached proxy statement. This proxy statement, proxy card and Owens & Minor’s 2006 Annual Report are being distributed on or about March 9, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

GRACE R. DEN HARTOG

Senior Vice President, General Counsel

& Corporate Secretary

Street Address	Mailing Address
9120 Lockwood Boulevard	P.O. Box 27626
Mechanicsville, Virginia 23116	Richmond, Virginia 23261-7626

PROXY STATEMENT

Annual Meeting of Shareholders

to be held on April 27, 2007

ABOUT THE MEETING

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1: Election of the following two directors, each for a three-year term:

A. Marshall Acuff, Jr. and Anne Marie Whittemore.

Proposal 2: Approval of the proposed Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan.

Proposal 3: Ratification of KPMG LLP as Owens & Minor’s independent registered public accountants.

Who is Entitled to Vote

Shareholders as of the close of business on March 1, 2007 (the “Record Date”) are entitled to vote. Each share of the Company’s Common Stock (“Common Stock”) is entitled to one vote. As of March 1, 2007, 40,345,720 shares of Common Stock were issued and outstanding.

How to Vote

You can vote by the Internet, by telephone or by mail.

By Internet.    You may vote by the Internet by following the specific instructions on the enclosed proxy card. If your shares are held in “street name” (through a broker), please contact your broker to determine whether you will be able to vote electronically.

By Telephone.    You may vote by telephone using the toll-free number and following the instructions listed on the enclosed proxy card. If your shares are held in street name, please contact your broker to determine whether you will be able to vote by telephone.

By Mail.    You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting in person at the meeting.

What Happens if You Don’t Make Selections on Your Proxy Card

If you properly vote your proxy card and do not make a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on such proposal(s) and any other matter that may arise at the meeting. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the approval of the 2007 Teammate Stock Purchase Plan and “FOR” the ratification of the appointment of KPMG LLP.

What it Means if You Get More Than One Proxy Card

Your shares are probably registered differently or are held in more than one account. Sign and return or otherwise vote all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

What Constitutes a Quorum

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the annual meeting. If you vote your proxy card, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

The Vote Required to Approve Each Item

Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of 2007 Teammate Stock Purchase Plan.    The approval of the 2007 Teammate Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total vote cast on the proposal represents over 50% of the number of shares entitled to vote on the proposal.

Ratification of Appointment of KPMG LLP.    The ratification of the appointment of KPMG LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you don’t provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement, which is explained above.

If you own your shares of Common Stock in street name, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm are considered routine matters for which brokerage firms may vote unvoted shares. The approval of the 2007 Teammate Stock Purchase Plan is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

Abstentions, broker non-votes and, with respect to the election of directors, withheld votes, will not be included in the vote totals in the election of directors and the ratification of the appointment of KPMG LLP as the

Company’s independent registered public accounting firm and will not affect the outcome of the vote on these proposals.

Under applicable NYSE requirements, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the 2007 Teammate Stock Purchase Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the 2007 Teammate Stock Purchase Plan, provided that the total vote cast on this proposal represents over 50% of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the 2007 Teammate Stock Purchase Plan.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. The Company has retained Georgeson, Inc. to aid in the distribution and solicitation of proxies for approximately $6,000 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

CORPORATE GOVERNANCE

General.    The Company is managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. Each year the Company reviews its corporate governance policies and practices relative to the policies and practices recommended by groups and authorities active in corporate governance as well as the requirements of the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder or adopted by the Securities and Exchange Commission (“SEC”) and the NYSE, the exchange on which the Company’s common stock is listed. As part of this ongoing effort, the Company revised the charter of the Audit Committee as well as its Corporate Governance Guidelines in 2006. For a description of the Governance & Nominating Committee’s function with respect to corporate governance, see the Report of the Governance & Nominating Committee below. The Company’s Corporate Governance Guidelines are set forth as Appendix A to this proxy statement.

Corporate Governance Materials.    The Company’s Bylaws, Corporate Governance Guidelines, Code of Honor and the charters of the Audit, Compensation & Benefits, and Governance & Nominating Committees are available on the Company’s website at www.owens-minor.com/corporate governance and are available in print to any shareholder upon request to the Corporate Secretary, Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, VA 23116.

Code of Honor.    The Board of Directors has adopted a Code of Honor that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board of Directors. The Code of Honor is available on the Company’s website at www.owens-minor.com/corporate governance. The Company intends to post any amendments to or waivers from its Code of Honor (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, any other executive officer or any director) on its website.

Director Independence.    The Board of Directors determined in 2007 that the following ten members of its twelve-member Board are “independent” within the meaning of NYSE listing standards and the Company’s Corporate Governance Guidelines: A. Marshall Acuff, Jr., J. Alfred Broaddus, Jr., John T. Crotty, James B. Farinholt, Jr., Richard E. Fogg, Eddie N. Moore, Jr., Peter S. Redding, James E. Rogers, James E. Ukrop and Anne Marie Whittemore. To assist it in making determinations of independence, the Board has adopted categorical standards which are contained in the Company’s Corporate Governance Guidelines included in this proxy statement as Appendix A. The Board has determined that all directors identified as independent in this proxy statement meet these standards.

REPORT OF THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee was formed by the Board of Directors in 1996 to promote good corporate governance practices. Composed of five independent directors who met five times during 2006, the Governance & Nominating Committee operates under a charter that sets forth its purpose and responsibilities, including:

(i)	to assist the Board by identifying and recommending nominees for election to the Board;

(ii)	to oversee the governance of the Company, including recommending to the Board corporate governance guidelines for the Company;

(iii)	to recommend to the Board director nominees for each Board committee and each committee chairman;

(iv)	to annually review and evaluate the performance of the Company’s chief executive officer and lead the Board in its annual self-evaluation process; and

(v)	to annually review and determine the independence of each member of the Board as defined by applicable laws and regulations and the Company’s Corporate Governance Guidelines.

During 2006, the Governance & Nominating Committee completed a comprehensive review of public company director compensation practices. Based upon the results of this review, the committee recommended increases in the board retainer fee, the lead director fee and committee chair fees in order to continue to retain and recruit qualified board members. These recommended increases were approved by the Board of Directors effective April 28, 2006. In addition, upon review and recommendation by the Governance & Nominating Committee, the Board increased the value of the annual stock retainer for directors and modified it from an outright stock award to a restricted stock grant with a one-year vesting period.

The Governance & Nominating Committee also reviewed the Board’s director equity ownership policy in 2006 and approved amendments to the Company’s Corporate Governance Guidelines to formalize the adoption of new equity ownership guidelines for directors. The new guidelines require that, by the end of their fifth year of service on the Board, directors attain a level of equity ownership of Common Stock having a value of five times the annual cash retainer fee or $150,000, whichever is higher (and that such level of ownership be maintained throughout their remaining years of service).

Director continuing education remains a focus of the Governance & Nominating Committee as directors are encouraged to attend programs on an annual basis. In 2006, eleven directors attended director education programs or seminars accredited by Institutional Shareholder Services.

During the past year, the Governance & Nominating Committee reviewed and discussed various of its corporate governance policies, including possible modifications to its director election voting requirements, board structure, mandatory retirement age and the board performance evaluation process. Although no changes to current practices were approved in 2006, the committee will continue its study and consideration of the evolving issues associated with majority vote requirements and board structure during 2007 and expects to implement enhancements to its current board performance evaluation process in the upcoming year.

The Governance & Nominating Committee’s charter, as well as the Corporate Governance Guidelines, are available on the Company’s website. The Governance & Nominating Committee will continue to monitor and support the implementation of corporate governance best practices at Owens & Minor.

THE GOVERNANCE & NOMINATING

COMMITTEE

A. Marshall Acuff, Jr., Chairman

J. Alfred Broaddus, Jr.

Eddie N. Moore, Jr.

James E. Ukrop

Anne Marie Whittemore

BOARD MEETINGS

The Board of Directors held seven meetings during 2006. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Company’s Corporate Governance Guidelines provide that, absent unusual or unforeseen circumstances, directors are expected to attend each annual meeting of shareholders. Eleven out of twelve directors attended the 2006 annual meeting of shareholders.

Under the Company’s Corporate Governance Guidelines, non-management directors meet in executive session after each regularly scheduled Board meeting, following which the independent directors then meet in executive session. These meetings are chaired by a lead director who is elected annually by the non-management directors following each annual meeting of shareholders. James E. Rogers currently serves as lead director and presides over these executive sessions. As lead director, Mr. Rogers is also invited to participate in meetings of all Board committees but is permitted to vote only in meetings of committees of which he is a member (currently, the Executive Committee). Shareholders and other interested parties may contact the lead director by following the procedures set forth in “Communications with the Board of Directors” on page 9 of this proxy statement.

COMMITTEES OF THE BOARD

The Board of Directors has the following committees:

Audit Committee:    Oversees (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent registered public accountants, (iv) the performance of the Company’s independent registered public accountants and internal audit functions and (v) issues involving the Company’s ethical and legal compliance responsibilities. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accountants (subject, if applicable, to shareholder ratification). The Board of Directors has determined that each of Richard E. Fogg (Chairman of the Audit Committee), James B. Farinholt, Jr. and Eddie N. Moore, Jr. is an “audit committee financial expert,” as defined by SEC regulations. All members of the Audit Committee are independent.

Compensation & Benefits Committee:    Administers executive compensation programs, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concerning compensation and compensation policies. May delegate authority for day-to-day administration and interpretation of compensation plans to certain senior officers of the Company (other than for matters affecting executive officer compensation and benefits). For further information on this committee’s processes and procedures, see “Compensation Discussion and Analysis” on page 21 of this proxy statement. Compensation Committee Interlocks and Insider Participation.

All members of the Compensation & Benefits Committee are independent.

Governance & Nominating Committee:    Considers and recommends nominees for election as directors and officers and nominees for each Board committee. Reviews and evaluates the procedures, practices and policies of the Board and its members and leads the Board in its annual self-review. Oversees the governance of the Company, including recommending Corporate Governance Guidelines. All members of the Governance & Nominating Committee are independent.

Executive Committee:    Exercises limited powers of the Board when the Board is not in session.

Strategic Planning Committee:    Reviews and makes recommendations for the strategic direction of the Company.

BOARD COMMITTEE MEMBERSHIP

Director	Board	Audit	Compensation & Benefits	Executive	Governance & Nominating	Strategic Planning
A. Marshall Acuff, Jr.	X		X	X	X*
J. Alfred Broaddus, Jr.	X		X		X
John T. Crotty	X	X				X*
James B. Farinholt, Jr.	X	X				X
Richard E. Fogg	X	X*		X		X
G. Gilmer Minor, III	X*			X*
Eddie N. Moore, Jr.	X	X			X
Peter S. Redding	X	X				X
James E. Rogers	X			X
Craig R. Smith	X			X		X
James E. Ukrop	X		X		X
Anne Marie Whittemore	X		X*	X	X

No. of meetings in 2006	7	8	6	3	5	2

*Chairman

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the commitment of time directors must make in performing their duties, the level of skills required by the Company of its Board members and the market competitiveness of its director compensation levels. The table below sets forth the schedule of fees paid to non-employee directors (effective April 28, 2006) for their annual retainer and service in various capacities on Board committees and in Board leadership roles. Employee directors do not receive any additional compensation other than their normal salary for serving on the Board or any of its committees.

Schedule of Director Fees

Type of Fee	Cash	Stock
Annual Retainer	$25,000	$25,000
Additional Retainer for Lead Director	$30,000
Additional Retainer for Non-Executive Chairman	$200,000
Additional Retainer for Audit Committee Chair	$7,000
Additional Retainer for Other Committee Chairs	$5,000
Board or Audit Committee Attendance Fee (per meeting)	$1,500
Other Committee Attendance Fee (per meeting)	$1,200
Board or Committee Telephone Conference (per meeting, other than Audit Committee)	$800
Audit Committee Telephone Conference (per meeting)	$1,200
Board Retreat (annual 2-day meeting)	$2,000
Stock Options		Option for 5,000 shares

Directors may defer the receipt of all or part of their director fees. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director. Directors are also permitted to receive payment of their director fees in Common Stock.

Director Compensation Table

The table below summarizes the actual compensation paid by the Company to non-employee directors during the year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Marshall Acuff, Jr.	$59,000	$21,688	$47,300	—	—	—	$127,988
J. Alfred Broaddus, Jr.	48,600	21,688	47,300	—	—	—	117,588
John T. Crotty	54,300	21,688	47,300	—	—	—	123,288
James B. Farinholt, Jr.	50,100	21,688	47,300	—	—	—	119,088
Richard E. Fogg	57,900	21,688	47,300	—	—	—	126,888
G. Gilmer Minor, III	238,200	21,688	47,300	—	0(5)	—	307,188
Eddie N. Moore, Jr.	52,900	21,688	47,300	—	—	—	121,888
Peter S. Redding	46,300	21,688	47,300	—	—	—	115,288
James E. Rogers	69,000	21,688	47,300	—	—	—	137,988
James E. Ukrop	42,400	21,688	47,300	—	—	—	111,388
Anne Marie Whittemore	55,200	21,688	47,300	—	—	—	124,188

(1) Includes amounts deferred by the directors under the 2003 Director Compensation Plan.

(2) The amounts included in the “Stock Awards” column are the dollar amounts of the expense recognized by the Company in 2006 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”) (excluding any estimates for forfeiture related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in both 2005 and 2006. Assumptions used in the calculation of these award amounts are included in Note 11 to the Company’s 2006 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The stock award granted to each of the above directors in 2006 consisted of 785 shares of Common Stock restricted for a period of one year from the date of grant on April 28, 2006. The grant date fair value of this stock award computed in accordance with SFAS 123(R) was $25,018.

(3) The amounts included in the “Option Awards” column are the dollar amounts of the expense recognized by the Company in 2006 for financial statement reporting purposes in accordance with SFAS 123(R) and reflect a single option grant on April 28, 2006 of immediately exercisable options at a per share exercise price of $31.87. Assumptions used in the calculation of these award amounts are included in Note 11 to the Company’s 2006 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The grant date fair value of this option award computed in accordance with SFAS 123(R) was $47,300.

(4) As of December 31, 2006, each director had the following number of stock awards and option awards outstanding:

	Stock Awards	Option Awards
Mr. Acuff	785	25,000
Mr. Broaddus	785	13,750
Mr. Crotty	785	26,000
Mr. Farinholt	785	21,000
Mr. Fogg	785	20,000
Mr. Minor	785	45,000
Mr. Moore	785	10,000
Mr. Redding	785	26,000
Mr. Rogers	785	29,000
Mr. Ukrop	785	35,000
Ms. Whittemore	785	35,000

(5) Mr. Minor, who retired as Chief Executive Officer of the Company in November 2005, received retirement benefit payments in 2006 of $59,912 under the Company’s defined benefit pension plan and $658,254 under the Company’s supplemental executive retirement plan. Because he is retired and currently receiving benefits, the change in Mr. Minor’s pension value during 2006 was a negative number ($405,128).

DIRECTOR NOMINATING PROCESS

Director Candidate Recommendations and Nominations by Shareholders.    The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board of Directors” below. In addition, the Company’s Bylaws provide that any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the notice procedures set forth in the Bylaws and summarized in “Shareholder Proposals” on page 40.

Process for Identifying and Evaluating Director Candidates.    The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards and the criteria described in the Corporate Governance Guidelines. The Governance & Nominating Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Governance & Nominating Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs. The Company’s Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 69. There are no differences in the manner in which the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The Governance & Nominating Committee did not receive any recommendations from any shareholders for the 2007 annual meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has approved a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties can send written communications to the Board, any committee of the Board, non-management directors as a group, the lead director or any other individual director at the following address: P.O. Box 26383, Richmond, Virginia 23260. All communications will be relayed directly to the applicable director(s), except for communications screened for security purposes.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected at each annual meeting to serve for a three-year term. Two directors will be elected at the annual meeting to serve for a three-year term expiring at the Company’s annual meeting in the year 2010. Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Information on each nominee and each continuing director, including age and principal occupation during the past five years, is set forth below.

NOMINEES FOR ELECTION

For Three-Year Term Expiring in 2010:

A. Marshall Acuff, Jr., 67, is President of AMA Investment Counsel, LLC and is a Chartered Financial Analyst. He retired in 2001 as Senior Vice President and Managing Director of Salomon Smith Barney, Inc. where he was responsible for equity strategy as a member of the firm’s Investment Policy Committee. Mr. Acuff has been a director since 2001.

Anne Marie Whittemore, 60, has been a partner in the law firm of McGuireWoods LLP since 1977. She also serves on the boards of directors of T. Rowe Price Group, Inc. and Albemarle Corporation. Ms. Whittemore has been a director since 1991.

The Board of Directors recommends a vote FOR the election of each nominee as director.

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2009:

John T. Crotty, 69, is Managing Partner of CroBern Management Partnership, a healthcare investment firm, and President of CroBern, Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, Mr. Crotty held several senior management positions during 19 years with American Hospital Supply Corporation. He also serves on the boards of directors of three private companies in the healthcare industry and one public company, Omnicare, Inc. Mr. Crotty has been a director since 1999.

Richard E. Fogg, 66, retired in 1997 from Price Waterhouse, LLP (now PricewaterhouseCoopers LLP) where he was a partner for 23 years and served in a variety of leadership positions, including Associate Vice Chairman, Tax. Mr. Fogg is a Certified Public Accountant. Since his retirement in 1997, Mr. Fogg has provided strategic consulting services to several non-public companies. Mr. Fogg has been a director since 2003.

James E. Rogers, 61, has served as President of SCI Investors Inc, a private equity investment firm, since 1993. He also serves on the boards of directors of Wellman, Inc., Caraustar Industries, Inc., Cadmus Communications Inc. and New Market Corp. Mr. Rogers has been a director since 1991.

James E. Ukrop, 69, has served as Chairman of Ukrop’s Super Markets, Inc., a retail grocery chain, and Chairman of First Market Bank since 1998. He also serves on the board of directors of Legg Mason, Inc. Mr. Ukrop has been a director since 1987.

Terms expiring in 2008:

G. Gilmer Minor, III, 66, is Chairman of the Board of Owens & Minor. Mr. Minor, who joined the Company in 1963, has served as Chairman of the Board since 1994 and served as Chief Executive Officer from 1984 until July 2005. Mr. Minor retired from the Company effective November 1, 2005. He also serves on the board of directors of SunTrust Banks, Inc. Mr. Minor has been a director since 1980.

J. Alfred Broaddus, Jr., 67, retired in 2004 as President of the Federal Reserve Bank of Richmond, a position he had held since 1993. During his tenure as President, Mr. Broaddus also served as a rotating member of the Federal Open Market Committee of the Federal Reserve System. He also serves on the boards of directors of Albemarle Corporation, Markel Corporation and T. Rowe Price Group, Inc. Mr. Broaddus has been a director since 2004.

Eddie N. Moore, Jr., 59, is President of Virginia State University. Prior to assuming this position in 1993, Mr. Moore served as state treasurer for the Commonwealth of Virginia, heading up the Department of the Treasury and serving on fifteen state boards and authorities. He also serves on the board of directors of Universal Corporation. Mr. Moore has been a director since 2005.

Peter S. Redding, 68, served as President & Chief Executive Officer of Standard Register Company from 1994 until his retirement in 2000. He also serves on the board of directors of Nietech Corporation. Mr. Redding has been a director since 1999.

Craig R. Smith, 55, is President & Chief Executive Officer of Owens & Minor. Mr. Smith, who joined the Company in 1989, has served as President of the Company since 1999 and as Chief Operating Officer from 1995 until July 2005, when he was named Chief Executive Officer. He also serves on the SunTrust Central Virginia Richmond Advisory Board. Mr. Smith has been a director since 2005.

DEPARTING DIRECTOR

James B. Farinholt, Jr., 72, is a Managing Director of Tall Oaks Capital Partners,
LLC, which manages venture capital investment funds focused on start-up and early stage businesses in the information technology and healthcare fields. Mr.
Farinholt retired in 2002 as Special Assistant to the President for Economic
Development of Virginia Commonwealth University. He also serves on the board of directors of PharmaNetics, Inc. Mr. Farinholt has been a director since 1974.

Effective at the 2007 annual meeting, Mr. Farinholt’s term will expire at which time he will retire from the Board. Mr. Farinholt has reached the Company’s mandatory retirement age and, accordingly, was not eligible to be nominated for another term. The Company acknowledges its sincere gratitude to Mr. Farinholt for his 33 years of service and dedication to Owens & Minor.

PROPOSAL 2: APPROVAL OF OWENS & MINOR, INC. 2007 TEAMMATE STOCK PURCHASE PLAN

The Board of Directors adopted the Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan (“2007 Stock Purchase Plan”) on February 1, 2007, subject to shareholder approval. The 2007 Stock Purchase Plan is intended to encourage a sense of proprietorship on the part of the Company’s teammates by assisting them in making regular purchases of shares of Common Stock, thereby further aligning the interests of employees and shareholders in the future growth and financial success of the Company.

The Company has maintained its original Employee Stock Purchase Plan in place since 1991. The Company believes that the prior stock purchase plan has achieved its objectives of encouraging a sense of proprietorship among its teammates and aligning the interests of teammates and shareholders. The 2007 Stock Purchase Plan will enable the Company to continue to promote these objectives. No additional shares of Common Stock will be issued or purchased under the prior plan if shareholders approve the 2007 Stock Purchase Plan.

The material terms of the 2007 Stock Purchase Plan are summarized below. The summary is subject to and qualified in its entirety by reference to the full text of the 2007 Stock Purchase Plan, which is included as Appendix A to this proxy statement and incorporated herein by reference.

Administration.    The Compensation & Benefits Committee (the “Committee”) will administer the 2007 Stock Purchase Plan. The Committee is responsible for interpreting the 2007 Stock Purchase Plan and adopting any rules and regulations that are necessary or appropriate for the administration of the plan.

The Committee will appoint an agent to assist with the administration of the 2007 Stock Purchase Plan. The agent will serve as custodian for funds that it receives under the plan until those funds are used to purchase shares of Common Stock. As described below, the agent will also purchase shares of Common Stock in accordance with the 2007 Stock Purchase Plan and will maintain an account for each participant, which will include an individual brokerage account.

Eligibility.    A teammate of the Company or a “related company” who is classified as a full-time or part-time plus teammate under the Company’s payroll system is eligible to participate in the 2007 Stock Purchase Plan after attaining age 18 and completion of 30 days of continuous service. The term “related company” means a subsidiary or other business (1) that is controlled by the Company, (2) whose employees are paid under the Company’s payroll system and (3) that the Board of Directors has designated a related company for purposes of the 2007 Stock Purchase Plan.

Enrollment.    An eligible teammate begins participation in the 2007 Stock Purchase Plan by completing the enrollment materials provided by the agent. As part of the enrollment process, the eligible teammate will authorize the Company to withhold part of his or her compensation each payroll period and direct that the amount deducted be applied to the purchase of shares of Common Stock under the 2007 Stock Purchase Plan. An eligible teammate who completes the enrollment process is referred to as a “participant.”

The payroll deduction authorization must be a whole dollar amount. The maximum monthly contribution by a participant will initially be $400. The Committee may set a different maximum contribution limit, without shareholder approval, but the maximum monthly contribution cannot be more than $1,000.

A participant’s payroll deduction authorization will continue in effect until it is changed in accordance with instructions provided by the agent. Changes to payroll deduction authorizations will be effective no later than the last day of the next payroll period after the agent receives the participant’s new instruction.

Purchase of Shares.    After the end of each payroll period, the Company will pay to the agent, on behalf of each participant, a cash payment equal to (1) the amount withheld from each participant’s compensation plus

(2) a Company contribution equal to 15% of the amount withheld from each participant’s compensation. Not later than five business days after receiving this amount, the agent will purchase shares of Common Stock at the prevailing market price. The Company expects that the agent will purchase shares on the open market, although the 2007 Stock Purchase Plan allows the agent to purchase shares from the Company at the prevailing market price. Shares of Common Stock purchased by the agent will be credited to the individual brokerage account that the agent establishes for the benefit of each participant.

The agent will only purchase whole shares of Common Stock for the account of each participant. Any cash that cannot be applied to the purchase of a whole share for the account of a participant will be held for the participant’s benefit and applied to the next purchase of shares of Common Stock (if the participant continues to participate in the 2007 Stock Purchase Plan) or will be distributed (if the participant does not continue to participate in the 2007 Stock Purchase Plan).

The number of shares of Common Stock that will be purchased or issued under the 2007 Stock Purchase Plan during 2007 cannot be determined because that will depend on the number of eligible teammates who elect to participate, the amount that they decide to contribute and the prevailing market price of the shares of Common Stock. For the same reasons, the Company cannot determine the number of shares of Common Stock that would have been purchased or issued in 2006 if the 2007 Stock Purchase Plan had been in effect last year.

Withdrawal.    A participant may withdraw from the 2007 Stock Purchase Plan and end his or her contributions to the plan at any time in accordance with instructions for withdrawal provided by the agent. Deductions from compensation will cease as soon as administratively practicable after the agent receives the participant’s notice of withdrawal. Upon withdrawal, the cash balance in the participant’s account, representing participant and Company contributions that have not been applied to the purchase of shares of Common Stock, will be paid to the participant in a single cash payment, without interest. The whole shares of Common Stock credited to the participant’s account will continue to be held in the participant’s individual brokerage account, pending instructions from the participant as described below. Termination of employment for any reason is treated as a withdrawal from the 2007 Stock Purchase Plan.

Instructions to Agent.    The whole shares of Common Stock credited to a participant’s account will remain in the participant’s individual brokerage account until the participant gives a different instruction to the agent. The participant may instruct the agent to sell all or part of the whole shares of Common Stock, in which case the sales proceeds, less any transaction costs (which will be paid from the participant’s account), will be distributed to the participant. Alternatively, the participant may instruct the agent to transfer all or part of the whole shares of Common Stock to another brokerage account established by the participant. Finally, the participant may direct the agent to obtain certificates evidencing the whole shares of Common Stock, which may be issued in the name of the participant or the participant and the participant’s spouse, and the certificates will be distributed to the participant.

Shareholder Rights.    Each participant will have all of the rights of a shareholder with respect to the whole shares of Common Stock credited to the account. The participant may direct the agent with respect to the voting of those shares (but in the absence of direction from the participant, the agent may vote the shares in the manner determined by the agent).

Cash dividends and other cash distributions received on whole shares of Common Stock credited to each participant’s account will be distributed to the participant unless the participant has made arrangements with the agent for the automatic reinvestment of the dividends. Dividends paid in whole shares of Common Stock will be credited to each participant’s individual brokerage account.

Share Authorization.    A total of 500,000 shares of Common Stock may be purchased or issued under the 2007 Stock Purchase Plan. The total number of shares of Common Stock that may be purchased or issued under the 2007 Stock Purchase Plan, and the participants’ rights under the plan, will be adjusted, as the

Compensation & Benefits Committee determines is equitably required, in the event of a stock split, stock dividend, merger, spinoff or other similar changes in the Company’s capitalization.

Amendment and Termination.    The Board of Directors may amend or terminate the 2007 Stock Purchase Plan; provided, however, that an amendment will not become effective without the approval of shareholders if (1) the amendment increases the total number of shares that may be purchased or issued under the 2007 Stock Purchase Plan (other than an adjustment for changes in capitalization, etc.) or (2) the shareholder approval rules of the New York Stock Exchange require that the amendment be submitted to shareholders for approval.

Unless sooner terminated by the Board of Directors, no shares of Common Stock may be purchased or issued with respect to any payroll period ending after April 27, 2017.

Federal Income Tax Considerations.    The Company has been advised by counsel as to the federal income tax consequences of the 2007 Stock Purchase Plan. A participant’s contributions to the 2007 Stock Purchase Plan are “after-tax” dollars, which means that the income and employment taxes imposed on those contributions are deducted from the participant’s other compensation. In addition, a participant must recognize, as ordinary income, the difference between the prevailing market price of the whole shares purchased for his or her account and the amount of the participant’s contributions that are applied to the purchase of the shares. Thus, the Company contribution (15% of the participant’s contribution) is taxable to the participant on each purchase date. The participant’s employer (the Company or a related company) is entitled to claim a federal income tax deduction equal to the amount of ordinary income recognized by the participant on account of the purchase of shares.

The Board of Directors recommends a vote FOR approval of the 2007 Teammate Stock Purchase Plan.

PROPOSAL 3: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accountants for 2007, subject to ratification by the shareholders. Representatives of KPMG LLP will be present at the annual meeting to answer questions and to make a statement, if they desire to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as Owens & Minor’s independent registered public accountants for 2007.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

For each of the years ended December 31, 2005 and 2006, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2005	Year 2006
Audit Fees	$616,000	$1,093,170
Audit-Related Fees	$32,500	$25,600
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$648,500	$1,118,770

Audit Fees.    These are fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings as well as services performed in connection with Sarbanes-Oxley compliance, the Company’s bond transaction in 2006 and any services normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees primarily for the annual audits of the Company’s employee benefit plan financial statements and consultations by management related to financial accounting and reporting matters.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate the engagement of the Company’s independent registered public accountants, to pre-approve their performance of audit services and permitted non-audit services and to review with the Company’s independent registered public accountants their fees and plans for all auditing services. All services provided by and fees paid to KPMG LLP in 2006 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines during this period. The Audit Committee’s pre-approval policies and procedures for services by independent registered public accountants are appended to the Audit Committee charter attached hereto as Appendix B.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of the NYSE and three of whom have been determined by the Board of Directors to be audit committee financial experts. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix B to this proxy statement. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements and industry changes.

As its charter reflects, the Audit Committee has a broad array of duties and responsibilities. With respect to financial reporting and the financial reporting process, management, the Company’s independent registered public accountants and the Audit Committee have the following respective responsibilities:

Management is responsible for

•	Establishing and maintaining the Company’s internal control over financial reporting;

•	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	Preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accountants are responsible for

•	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•

Expressing an opinion as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for

•	Selecting the Company’s independent registered public accountants, subject to shareholder ratification;

•	Overseeing and reviewing the financial statements and the accounting and financial reporting processes of the Company; and

•	Overseeing and reviewing management’s evaluation of the effectiveness of internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accountants. Management represented to the Audit Committee that the

Company’s consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accountants’ responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to both the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

THE AUDIT COMMITTEE

Richard E. Fogg., Chairman

John T. Crotty

James B. Farinholt, Jr.

Eddie N. Moore, Jr.

Peter S. Redding

STOCK OWNERSHIP INFORMATION

Compliance With Section 16(a) Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC of holdings and transactions in the Company’s Common Stock. Based on the Company’s records and information provided by the directors and officers, the Company believes that the filing requirements were satisfied in 2006 except that, due to administrative error, two Forms 4 were filed late for each of Mr. Broaddus, Mr. Fogg and Ms. Whittemore in connection with phantom shares of stock received in lieu of cash fees for attendance of board and/or committee meetings during 2006.

Stock Ownership Guidelines

Under the Company’s Management Equity Ownership Program (MEOP) adopted in 1997, officers are expected, over a five-year period, to achieve the following levels of ownership of Common Stock:

Officer	Value of Common Stock
Chief Executive Officer	4.0 x Base Salary
President	3.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary
Vice Presidents, Regional Vice Presidents	1.0 x Base Salary

Each officer who has served as an officer of the Company for at least five years has achieved his or her ownership objective.

In addition, the Board of Directors revised its stock ownership policy in 2006 to adopt guidelines that directors attain, within five years after their service on the Board begins, a level of equity ownership of Common Stock having a value of at least five times the annual cash retainer fee or $150,000, whichever is higher. Each director who has served on the Board for at least five years has achieved this ownership objective.

Stock Ownership by Management and the Board of Directors

The following table shows, as of March 1, 2007, the number of shares of Common Stock beneficially owned by each director and nominee, the Named Executive Officers (hereafter defined in the Summary Compensation Table) and all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power (1)	Other(2)	Aggregate Percentage Owned
G. Gilmer Minor, III	399,323	28,796	1.06%
A. Marshall Acuff, Jr.	32,255	0	*
J. Alfred Broaddus, Jr.	17,317	0	*
John T. Crotty	45,392	0	*
James B. Farinholt, Jr.	29,893	0	*
Richard E. Fogg	28,967	0	*
Eddie N. Moore, Jr.	12,060	0	*
Peter S. Redding	41,435	0	*
James E. Rogers	52,740	0	*
James E. Ukrop	86,107	0	*
Anne Marie Whittemore	68,829	0	*
Craig R. Smith	529,815	0	1.31%
Jeffrey Kaczka	61,265	0	*
Mark Van Sumeren	37,062	0	*
Grace R. den Hartog	48,959	1,450	*
Charles C. Colpo	84,699	0	*
All Executive Officers and Directors as a group (23 persons)	1,821,734	37,315	4.61%

* Represents less than 1% of the total number of shares outstanding.

(1) Includes 1,010,422 shares which certain officers and directors of the Company have the right to acquire through the exercise of stock options within 60 days following March 1, 2007. Stock options exercisable within 60 days of March 1, 2007 for each of the Named Executive Officers are as follows:

Mr. Smith 404,250; Mr. Kaczka 43,137; Mr. Van Sumeren 19,982; Ms. den Hartog 38,650; Mr. Colpo, 58,025.

(2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

Stock Ownership by Certain Shareholders

The following table shows, as of March 1, 2007, the organizations deemed by SEC rules to beneficially own more than 5% of the Common Stock (based on the information contained in Schedule 13G filings made by each such organization).

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105	3,527,214	(1)(2)	8.74%
Wellington Management Company, LLP 75 State Street, Boston, MA 02109	2,721,300	(1)(3)	6.74%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,401,300	(1)	5.95%
Vanguard Specialized Funds—Vanguard Health Care Fund 100 Vanguard Blvd., Malvern, PA 19355	2,200,000	(3)	5.45%

(1) According to such organization’s Schedule 13G, such shares are owned in its capacity as an investment advisor.

(2) Reflects beneficial ownership by Barclays Global Investors, NA and its affiliated entities.

(3) The 2,200,000 shares beneficially owned by Vanguard Specialized Funds—Vanguard Health Care Fund are also included in the 2,721,300 shares beneficially owned by Wellington Management Company, LLP in its capacity as an investment advisor.

Equity Compensation Plan Information

The following table shows, as of December 31, 2006, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,780,018	$23.05	2,587,063
Equity compensation plans not approved by shareholders (2)	0	0	0
Total	1,780,018	$23.05	2,587,063

(1) These equity compensation plans are the 1993 Stock Option Plan, 1998 Stock Option and Incentive Plan, 1998 Directors’ Compensation Plan, 2003 Directors’ Compensation Plan and 2005 Stock Incentive Plan.

(2) The Company does not have any equity compensation plans that have not been approved by shareholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of the Company’s Compensation Program

The Company’s philosophy on executive compensation is to establish and maintain programs and practices intended to accomplish the following objectives:

•	Promote achievement of the Company’s strategic objectives, both short-term and long-term;

•	Provide rewards that reflect the Company’s financial, operational and strategic performance as well as the executive’s individual performance;

•

Provide a total market competitive compensation package that will allow the Company to attract and maintain executive level talent while also aligning executives’ financial interests with those of shareholders;

•	Provide a total executive compensation package that balances short-term and long-term performance and cost against expected benefit.

Administration and Procedure

The Company’s executive compensation levels and programs are established, approved and administered by the Compensation & Benefits Committee of the Board of Directors (the “Committee”), which is comprised of four independent directors who are not current or former employees of the Company. The Committee also evaluates the performance of the Chief Executive Officer on an annual basis jointly with the Governance & Nominating Committee and reviews with the Chief Executive Officer his annual evaluations of the other Named Executive Officers.

Independent Advisor.    The Committee has the authority under its charter to retain outside consultants or advisors to assist it in gathering information and making decisions. In accordance with this authority, the Committee regularly engages Frederic W. Cook & Co. as an independent outside compensation consultant to inform and advise it on matters related to executive compensation, including compensation trends and issues. Management may not engage Frederic W. Cook & Co. to perform services without the prior approval of the Committee. The Committee also obtains information, guidance and assistance from the Company’s Human Resources Department in evaluating and making decisions on executive compensation.

Peer Group Comparisons.    In addition to seeking information and advice from the independent consultant and the Company’s Human Resources Department, the Committee evaluates executive compensation levels and programs through comparisons on an annual basis to available information for certain “peer” companies selected by the Committee (“Peer Companies”) based on recommendations from and analyses prepared by Frederic W. Cook & Co. For 2006, these Peer Companies consisted of companies in the healthcare industry, distribution companies outside of the healthcare product industry and certain Richmond, Virginia-based companies in other industries with which the Company competes for executive talent. These Peer Companies consisted of the following:

Industry Peers

AmerisourceBergen Corporation	Patterson Companies, Inc.
Cardinal Health, Inc.	Performance Food Group Company
C.H. Robinson Worldwide, Inc.	PSS World Medical, Inc.
EGL, Inc.	Ryder System, Inc.
Fisher Scientific International, Inc.	Sysco Corporation
Henry Schein, Inc.	United Natural Foods, Inc.
JB Hunt Transport Services, Inc.	United Parcel Service, Inc.
McKesson Medical-Surgical Inc.	YRC Worldwide Inc.
Nash Finch Company

Local Peers

Albemarle Corporation	LandAmerica Financial Group, Inc.
The Brinks Company	Markel Corporation
Carmax, Inc.	Massey Energy Company
Circuit City Stores, Inc.	MeadWestvaco Corporation
Dominion Resources, Inc.	Performance Food Group Company
Genworth Financial, Inc.	Universal Corporation

The Committee considered the total direct compensation for the Named Executive Officers, aggregate share usage, dilution and program costs in the context of the performance of the Company relative to the performance of the Peer Companies. Based on these analyses, the Committee determined that base salaries, annual incentive compensation and equity awards should be targeted between the 25th and 50th percentile, which constitutes a median level on a size-adjusted basis relative to the Peer Companies, for similarly experienced executives performing similar duties. Awards were made within this range, taking into account individual performance, and could have been made above or below the range if special circumstances so warranted in the judgment of the Committee.

Use of Tally Sheets.    The Committee reviews total compensation levels for executive officers at least annually through the use of tally sheets that list and quantify (or value) each element of compensation provided to each individual executive (as well as all executives as a group) and that demonstrate the percentage of the executive’s total compensation that each element of compensation represents. This annual review also includes information on the value of each executive’s unexercised stock options and outstanding restricted stock awards as well as an evaluation of actual total compensation that would be paid to each executive officer upon the occurrence of certain events, particularly an officer’s retirement or a change in control of the Company. In its review of tally sheets, the Committee compares the executives’ compensation levels for base salary, annual incentive and equity awards with the compensation information available for the Peer Companies with the goal of targeting overall compensation within the range described above. Although the Company has no specific policies on the percentage of total compensation that should be “cash versus equity” or “short-term versus long-term”, the Committee’s practice is to review Peer Company data on and consider these relationships in determining the overall balance and reasonability of the executives’ total compensation packages.

Participation of Executive Officers.    The executive officers typically do not play a role in evaluating or determining executive compensation programs or levels except as described under the caption “Annual Incentive” below and except that the President & Chief Executive Officer provides performance evaluations of the other executive officers and recommendations as to compensation levels, including base salaries and long-term incentive awards.

Elements of Compensation

In an effort to achieve the objectives identified above, the Company’s executive compensation framework in 2006 consisted of the following elements as further described below:

•	Base Salary

•	Annual Incentive (cash and restricted stock)

•	Long-Term Incentive (stock options and performance-accelerated restricted stock)

•	Other Benefits

•	Retirement/Post-Termination Compensation

Base Salary

All executive officers of the Company are employed on an “at will” basis and there are no employment agreements. Executive officer base salaries in 2006 were based on competitive compensation data, individual attributes (such as responsibilities, skills, leadership and experience), individual and overall Company performance levels and expected future contribution to the Company. The Committee reviews base salaries each April and makes appropriate adjustments based on these factors. In April 2006, the Committee approved the following base salaries for the Named Executive Officers representing the indicated percentage increase over the previous year’s annual base salary: Mr. Smith, $725,000 (3.57%); Mr. Kaczka, $376,012 (3.30%); Mr. Van Sumeren, $419,220 (2.75%); Ms. den Hartog, $324,990 (3.50%); and Mr. Colpo, $316,710 (3.50%).

The 2006 base salary levels were within the range determined appropriate by the Committee reflecting size differences relative to the Peer Companies. In addition, the percentage base salary increases for the Named Executive Officers in 2006 relative to 2005 levels were below the 3.75% average percentage salary increase for all Company teammates in 2006.

Annual Incentive

The Company provides annual incentive opportunities to executive officers to motivate their performance in meeting the Company’s current year business goals. Each year the Company establishes a business plan for the forthcoming year that includes financial, strategic and other goals for the Company. The Committee meets to review this business plan and to establish annual incentive goals for the executive officers designed to promote the achievement of these Company goals (the “Annual Incentive Plan”). These goals are weighted to reflect their importance and contribution to overall Company performance.

Under the Company’s Annual Incentive Plan, 80% of the annual incentive is paid in cash and 20% in shares of restricted Common Stock. This restricted stock payment feature is designed to add a longer-term incentive component to the shorter-term goals of this annual plan that, together with the equity awards provided under the Company’s long-term incentive program described below, further aligns the interests of executives with shareholders by increasing executive stock ownership and promoting a focus on long-term growth and stock price appreciation. The shares of restricted stock cliff vest after three years, provided the officer remains employed by the Company, thereby furthering executive retention as well as a focus on longer-term performance.

The Annual Incentive Plan for 2006 set incentive compensation targets of 75% of base salary for the Chief Executive Officer and 50% of base salary for each of the other Named Executive Officers (“Target Payout Amount”), subject to the achievement of the Company’s target performance objectives. The Target Payout Amount was based on achievement of financial and other performance targets (“Performance Targets”) established in the Company’s annual business plan as follows:

Performance Target (1)	Weight (1)
Company net income	40%
Company net sales	20%
Corporate office selling, general and administrative expense (“SG&A”)	20%
Individual/team goals	20%

(1) In lieu of the foregoing, Mr. Van Sumeren’s Performance Targets consisted of (a) OMSolutionsSM division net income (weighted at 40%), (b) Company net income (weighted at 20%); (c) OMSolutionsSM program goals (weighted at 20%); and OMSolutionsSM operating margin (weighted at 20%).

The Committee selected and the Board of Directors approved the Performance Targets, the weights assigned to them and the target achievement levels in the fourth quarter of 2005 based on discussions with and recommendations by the Company’s senior management and the objectives of the Company’s business plan for 2006. The specific Performance Targets to achieve the Target Payout Amounts were selected because they represented the growth and improvement parameters that the Committee believed would lead to achievement of the Company’s earnings per share objectives for the year. The individual/team goals for each executive were selected with input from the executive on tangible improvements in processes, systems and procedures that would contribute to specific or general reductions in expenses or increases in operating margin for the Company. In several instances, these individual goals were modified in mid-2006 as tasks and energies were redirected to the Company’s purchase of the acute-care supply business of McKesson Medical-Surgical Inc (“McKesson acquisition”).

The Performance Targets (other than the individual goals) were structured as a range in which different levels of achievement resulted in decreased or increased incentive payouts relative to the Target Payout Amount; provided that the maximum payout could be no greater than two times the Target Payout Amount, a minimum threshold equal to 50% of the Target Payout Amount had to be achieved for a partial payout, and no incentive at all would be payable if the Company’s net income for 2006 did not exceed net income for 2005. The table below sets forth the net income, net sales and corporate office SG&A target levels for 2006.

Achievement vs. Target*	Company Net Sales (millions)	Company Net Income (millions)	Corporate Office SG&A (millions)
200% (Maximum)	$5,398	$77.06	$119.23
150%	$5,325	$75.08	$121.86
100% (Target)	$5,252	$73.12	$124.48
75%	$5,180	$72.11	$125.80
50% (Threshold)	$5,108	$71.12	$127.11

*No incentive bonus for achievement of any target would be paid if 2006 Company net income was less than 2005 Company net income.

In January 2007, the Committee met to discuss performance compared to the 2006 Annual Incentive Plan goals. In measuring the achievement of the Performance Targets against actual results, the Committee had previously determined to exclude from the actual results the financial impact to the Company of the McKesson acquisition in 2006 since this transaction was not contemplated by the original 2006 business plan on which the Performance Targets were established. For 2006, the Company achieved the following results relative to each Performance Target:

•	A 14.8% increase in revenue to $5,534 million from $4,822 million in 2005 (the 2006 revenue figure excluding the impact of the McKesson acquisition was $5,252 million).

•	A 24.2% decrease in net income to $48.75 million from $64.42 million in 2005 (the 2006 net income figure excluding the impact of the McKesson acquisition was $58.49 million).

•

Corporate office SG&A of $114.27 million, which represented 2.19% of 2006 revenue compared to 2.45% of revenue in 2005. The corporate office SG&A figure excluding the impact of the McKesson acquisition was an estimated $113.51 million.

Based on these financial and operational results, the Company did not achieve its net income Performance Target at any level but achieved the net sales Performance Target at the 100% level and the corporate office SG&A Performance Target at the 200% level. However, because the Company’s net income in 2006 did not exceed its net income in 2005, the Company did not achieve the minimum threshold for a payout on any goals. Accordingly, none of the Named Executive Officers received an incentive award for 2006 performance.

Although the Committee has the authority to award discretionary incentive bonus amounts to executive officers when Performance Targets are not achieved and to increase or decrease the size of earned payouts, the Committee did not exercise its discretion to award any incentive bonus in 2006.

The Company currently does not have any policy in place to adjust or recover awards of incentive or other compensation if the performance measures on which these awards were based were ever to be restated or adjusted such that it would reduce the amount of award earned except as required by law.

Long-Term Incentive

The Company’s long-term incentive program is focused on rewarding performance that enhances shareholder value through the use of equity-based awards that link compensation to the value of the Company’s Common Stock. The Company’s shareholder-approved 2005 Stock Incentive Plan permits the Committee to award grants of non-qualified stock options, incentive stock options, restricted stock, performance-based awards and stock appreciation rights.

The Committee’s decision to grant equity-based awards (other than the restricted stock grants made in connection with the Annual Incentive Plan described above) is discretionary and largely determined by the Company’s longer-term financial performance, strategic accomplishments and individual contributions, although there are no specific performance targets for this purpose. Equity award decisions may also be based upon outstanding individual performance, expected future performance, job promotions and the assumption of greater responsibility within the Company. The Company strives to maintain an appropriate balance between the volume of its equity grants (relative to the competitive landscape) and shareholder interests. Moreover, because equity grants are based on Company and individual performance and have historically been conservative relative to the Peer Companies, the Committee generally does not consider an executive’s existing level of outstanding equity awards or amounts realized through these awards in making future equity awards (although this information is available to and reviewed by the Committee when tally sheets are analyzed).

Except in instances of initial executive hiring, job promotions and similar circumstances, the Committee grants equity awards to executive officers one time each year in April at Board and committee meetings held in conjunction with the Company’s annual meeting of shareholders. In 2004, the Company began re-evaluating its past practice of making equity awards solely in the form of stock options and has transitioned towards the use of performance-accelerated restricted stock in 2006 to tie the awards more closely to corporate performance. Performance-accelerated restricted stock permits accelerated vesting of the stock award if specified performance goals are achieved. Half of the value of the Company’s equity awards to executive officers in 2006 consisted of stock options and half was performance-accelerated restricted stock. The Company is currently evaluating the use of performance-based restricted stock (which is forfeited if the established performance goals are not achieved) in lieu of performance-accelerated restricted stock in an effort to further tie equity awards to achievement of corporate results, but no such awards have yet been granted.

The performance-accelerated restricted stock granted by the Committee in 2006 generally vests after a period of five years (provided that the executive remains in the Company’s employ), but one-third of which grant may vest after each of the first, second and third years of grant if the Company’s earnings per share performance goal for each such year is achieved. Because the Company did not meet its earnings per share target for 2006, one-third of the 2006 grant did not vest and this part of the award will vest five years after grant conditioned on the continued service of the Named Executive Officer. The Company believes that performance-accelerated restricted stock contributes to executive retention which promotes growth in shareholder value.

In accordance with the Company’s 2005 Stock Incentive Plan and the Company’s standard practice, all options awarded in 2006 were granted at fair market value as of the date of grant by the Committee. In addition, all stock options granted have a seven-year term to incorporate a greater performance requirement than the traditional ten-year term historically used by many companies (including the Company until 2005).

Equity Awards Under the Company’s Management Equity Ownership Program

In addition to the equity awards discussed above, each Named Executive Officer is eligible to earn an additional award of restricted stock each year by achieving requisite stock ownership levels under the Company’s

Management Equity Ownership Program (“MEOP”). The MEOP was adopted in 1997 and is intended to further strengthen the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management. These targets are four times base salary for the Chief Executive Officer and one and one-half times base salary for each of the other Named Executive Officers. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) plan and employee stock purchase plan, and restricted stock holdings (but excluding stock options). To encourage ownership and help executive officers meet their equity investment targets, participants may elect to receive a portion of their annual cash incentive award in restricted stock.

Under the MEOP, participants are given a five-year period to reach the full target ownership amount with interim targets to meet each year. As of December 31, 2006, each Named Executive Officer had achieved his or her target ownership amount. Because of the success of the MEOP in increasing and maintaining meaningful stock ownership levels among management, the Company has not imposed any further stock retention requirements on its executive officers in connection with stock option exercises or vesting of restricted stock.

Until a participant meets his or her target level of ownership, a 10% annual equity ownership dividend is paid on all Common Stock owned up to the participant’s full target level provided the applicable interim ownership targets are achieved. The dividend is reduced to 5% for the years subsequent to a participant reaching his or her full target ownership amount. The dividend is paid in the form of restricted stock that will cliff vest five years after grant if the desired ownership level is maintained and the executive remains in the Company’s employ. If a participant’s ownership falls below the target level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and the dividend shares will be forfeited until the target ownership level is re-established.

Other Benefits

In addition to the components of compensation discussed above, the Company provides certain other benefits to executives (including the Named Executive Officers) for the purpose of providing security for current and future needs of the executives and their families and which are structured to be within the competitive range relative to the Peer Companies. These other benefits consist of the following and are specifically disclosed by amount in footnote 6 to the Summary Compensation Table on page 30 of this proxy statement: life insurance policy premiums, automobile allowance or lease, tax and financial planning and return preparation assistance, annual physical, and Company matching contributions under its 401(k) plan and employee stock purchase plan (provided at the same levels as for all Company teammates). The Company does not pay for executive travel on commercial or private aircraft unless such travel is integrally and directly related to the performance of the executive’s duties for the Company.

Deferred Compensation Plan

The Company adopted an Executive Deferred Compensation Plan in 2004 in which certain officers are eligible to defer salary and cash bonus to provide an attractive opportunity to save for retirement. This Plan is unfunded and provides for a single investment option in a fixed income fund selected by the Committee that pays the applicable market rate of interest. Only one Named Executive Officer participated in the Deferred Compensation Plan in 2006.

Post-Termination Compensation

Retirement Compensation

The Company believes that retirement compensation is an essential component of an overall market competitive total executive compensation package. Named Executive Officers are entitled to participate in the Company’s 401(k) plan and receive Company matching contributions in the same manner as any Company teammate. Because the Company froze its defined benefit pension plan on December 31, 1996, only two out of the five Named Executive Officers are participants under this plan entitled to benefits at the normal retirement age of 65.

The Company provides supplemental retirement benefits under a Supplemental Executive Retirement Plan (“SERP”) for certain officers of the Company selected by the Committee, including the Named Executive Officers, as further described on page 35 of this proxy statement under “Supplemental Executive Retirement Plan”. The SERP was designed to be competitive relative to defined benefit pension plans offered by other companies and to reward officers who provide long-term service excellence to the Company (thereby promoting retention of highly performing executive talent). The SERP entitles the Named Executive Officers who meet its age and service requirements to receive a specified percentage (65% for Mr. Smith and 60% for each of the other Named Executive Officers) of their average base salary plus bonus for the highest consecutive five out of the last ten years preceding retirement, reduced by any benefits payable under the Company’s pension plan, defined benefit plans of prior employers and Social Security. The estimated annual benefits payable under the SERP upon retirement of the Named Executive Officers at age 65 are as set forth on page 36 of this proxy statement under the “Pension Benefits Table.” These amounts are reviewed and considered by the Committee each year in evaluating tally sheets on total executive compensation.

Change in Control Agreements

The Company has entered into change in control agreements with certain officers, including the Named Executive Officers, as described on page 39 of this proxy statement under “Change in Control Agreements”. The purpose of the change in control agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives will focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value.

The change in control agreements are subject to annual review and revision by the Committee. In 2005, the Committee amended the agreements to change the severance payment obligation from a “single trigger” to a “double trigger” such that they provide for the payment of a severance benefit only if there is a change of control and the officer’s employment with the Company is terminated within 24 months after such change in control. The terms of the change in control agreements are discussed in detail on page 39 of this proxy statement under “Change in Control Agreements”. The change in control agreements provide for the payment of excise tax gross-ups under certain circumstances to help ensure that the executive actually receives the benefit that the severance agreements are designed to achieve. The Company believes that it has structured these agreements to be reasonable and to provide a temporary level of income protection to the executive in the event of employment loss due to a change in control. The Committee reviews on an annual basis in connection with the preparation and evaluation of executive compensation tally sheets the severance amounts that would be payable to each Named Executive Officer upon a change in control to ensure that the amounts are reasonable in light of the purpose of the agreements and relative to the marketplace generally.

The 2006 grants of performance-accelerated restricted stock and stock options have the same “double trigger” feature discussed above for accelerated vesting and exercisability. However, under pre-2006 grants of restricted stock and stock options, upon a change in control of the Company, the executive officers’ outstanding shares of restricted stock would vest and certain stock options would become immediately exercisable. These same terms apply to the equity awards of all other teammates in the Company upon a change in control.

Severance Policy

In 2005, in conjunction with changing its change in control agreements from a single to double trigger, the Company adopted a formal severance policy described on page 38 of this proxy statement under “Severance Policy” that applies to all corporate officers who are involuntarily terminated without cause or who resign at the request of the Company. The Company believes this policy is necessary to provide consistent treatment of its departing officers as well as to treat these individuals fairly in circumstances where their performance does not constitute cause for employment termination. The severance policy is designed to provide the officer with continued compensation and assistance for a relatively short period of time (based on years of service to the Company) in an effort to assist him or her in finding alternative officer-level employment and is conditioned upon the officer entering into a non-competition, non-solicitation and confidentiality agreement for the benefit of the Company.

Tax and Accounting Considerations

Section 162(m)

Section 162(m) of the Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million paid annually to the Named Executive Officers. This law allows for certain exemptions to the deduction cap, including “performance-based compensation” as defined in the rules adopted under Section 162(m).

Although the Company prefers that its pay plans be “performance-based” and therefore eligible for compensation expense deductions, it also believes that, under certain circumstances, awarding compensation that is not tax deductible may better support the long-term goals of the Company and the interests of shareholders. All compensation awarded to the Named Executive Officers in 2006 is expected to be fully deductible.

Summary

The Company believes 2006 compensation levels fairly reflected its performance and were appropriate relative to the Peer Companies. The Company continually monitors its programs, the marketplace in which it competes for talent and changing trends in compensation best practices in an effort to maintain an executive compensation program that is performance driven, consistent with shareholder interests and fair and reasonable overall.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

We are responsible for making recommendations to the Board on the compensation of Craig R. Smith, the Company’s President & Chief Executive Officer, in addition to reviewing and approving management’s recommendations for compensating all corporate officers. We also administer and implement the incentive-compensation plans and equity-based plans as described in our Charter, which can be found on the Company’s website.

Our decisions and recommendations regarding the compensation of the President & Chief Executive Officer were made within the context of the philosophy, principles and program objectives presented in the foregoing Compensation Discussion and Analysis. We continually review the elements that comprise the Company’s compensation program to ensure a proper balance between the history of the overall program, including the role of each element, and emerging best practices for the design and governance of executive compensation plans and practices.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review, we have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

THE COMPENSATION & BENEFITS COMMITTEE

Anne Marie Whittemore, Chairman

A. Marshall Acuff, Jr.

J. Alfred Broaddus, Jr.

James E. Ukrop

SUMMARY COMPENSATION TABLE

The following table summarizes for the year ended December 31, 2006 the total compensation paid to or earned by the Company’s named executive officers (“Named Executive Officers”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)		All Other Compensation(6) ($)	Total ($)
Craig R. Smith President & Chief Executive Officer	2006	$717,307	0	$517,343	$535,078	0	$214,516		$50,157	$2,034,401

Jeffrey Kaczka Senior Vice President & Chief Financial Officer	2006	$372,316	0	$62,619	$35,890	0	$0	(5)	$37,473	$508,298

Mark Van Sumeren Senior Vice President, Business Development	2006	$415,768	0	$111,249	$77,855	0	$0	(5)	$30,920	$635,792

Grace R. den Hartog Senior Vice President, General Counsel & Corporate Secretary	2006	$321,609	0	$53,844	$80,322	0	$14,990		$27,521	$498,286

Charles C. Colpo Senior Vice President, Operations	2006	$313,415	0	$68,327	$78,618	0	$51,798		$30,048	$542,206

(1)    The Named Executive Officers did not earn or receive any discretionary-based bonuses in 2006. Incentives paid for achievement of annual incentive plan performance targets are reflected in column (g) of this Summary Compensation Table.

(2)    The amounts included in columns (e) and (f) are the dollar amounts of the expense recognized by the Company in 2006 for financial statement reporting purposes in accordance with SFAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, include amounts from awards granted in and prior to 2006. These awards are included in those individually listed for each Named Executive Officer in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 33 of this proxy statement. Assumptions used in the calculation of these award amounts are included in the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for each of the years ended December 31, 2004, 2005 and 2006. Information on individual stock and option awards granted to the Named Executive Officers in 2006 is set forth in the table entitled “Grants of Plan Based Awards” on page 31 of this proxy statement.

(3)    The amounts included in column (g) reflect cash awards to the Named Executive Officers under the Company’s performance-based annual incentive plan for 2006 which is discussed in the Compensation Discussion and Analysis portion of this proxy statement in the section entitled “Annual Incentive” on page 23.

(4)    The amounts included in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans of the Company during 2006 determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. For additional information on the Company’s pension plans, see “Retirement Plans” on page 35 of this proxy statement. No Named Executive Officer received preferential or above-market earnings on deferred compensation.

(5) The change in pension value was a negative number for each of Mr. Van Sumeren ($15,769) and Mr. Kaczka ($31,148) due to a lower accrued SERP benefit in 2006 and an increase in the discount rate used to compute the present value.

(6) The amounts included in column (i) consist of the following benefits or Company contributions attributable in 2006 to the following:

	Car Lease or Allowance	Tax Planning/ Return Preparation	Life Insurance Premiums	401(k) Plan Company Match	Stock Purchase Plan Company Match	Annual Physical
Mr. Smith	$4,654	$2,360	$21,961	$16,562	$720	$3,900
Mr. Kaczka	9,600	750	5,883	16,820	720	3,700
Mr. Van Sumeren	9,600	0	0	17,100	720	3,500
Ms. den Hartog	10,394	0	0	13,907	720	2,500
Mr. Colpo	8,555	0	5,637	14,006	150	1,700

GRANTS OF PLAN BASED AWARDS TABLE

The following table shows equity awards granted to the Named Executive Officers during the year ended December 31, 2006.

(a)	(b)		(c)		(d)		(e)		(f)		(g)		(h)	(i)	(j)		(k)	(l)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						Estimated Potential Payouts Under Equity Incentive Plan Awards (2)						All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards ($ /Sh)		Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)		Target ($)		Maximum ($)		Threshold ($)		Target ($)		Maximum ($)
Craig R. Smith President & CEO	2/1/06 4/27/06 4/27/06 N/A	$	— — — 217,500	$	— — — 435,000	$	— — — 870,000	$	— — — 54,375	$	— — — 108,750	$	— — — 217,500	4,871 5,000 — —	— — 25,000 —	$	— — 32.00 —	$151,683 160,000 204,750 —

Jeffrey Kaczka SVP & CFO	2/1/06 4/27/06 4/27/06 N/A	$	— — — 75,203	$	— — — 150,405	$	— — — 300,810	$	— — — 18,801	$	— — — 37,601	$	— — — 75,202	1,288 1,350 — —	— — 6,750 —	$	— — 32.00 —	$40,108 43,200 55,283 —

Mark Van Sumeren SVP, Business Development	2/1/06 4/27/06 4/27/06 N/A	$	— — — 83,844	$	— — — 167,688	$	— — — 335,376	$	— — — 20,961	$	— — — 41,922	$	— — — 83,844	1,505 1,581 — —	— — 7,900 —	$	— — 32.00 —	$46,866 50,592 64,701 —

Grace R. den Hartog SVP, General Counsel & Corporate Secretary	2/1/06 4/27/06 4/27/06 N/A	$	— — — 64,998	$	— — — 129,996	$	— — — 259,992	$	— — — 16,250	$	— — — 32,499	$	— — — 64,998	637 2,100 — —	— — 10,500 —	$	— — 32.00 —	$19,836 67,200 85,995 —

Charles C. Colpo SVP, Operations	2/1/06 4/27/06 4/27/06 N/A	$	— — — 63,342	$	— — — 126,684	$	— — — 253,368	$	— — — 15,836	$	— — — 31,671	$	— — — 63,342	799 2,100 — —	— — 10,500 —	$	— — 32.00 —	$24,881 67,200 85,995 —

(1) The amounts shown in column (c) reflect the minimum payment level under the Company’s 2006 Annual Incentive Plan if minimum performance conditions are met and represents 50% of the target payment level shown in column (d) which is based on meeting target performance conditions. The amount shown in column (e) is 200% of the target payment level and is based on meeting maximum performance conditions. These amounts are based upon the individual’s current salary and position (60% of base salary for the Chief Executive Officer and 50% of base salary for the other Named Executive Officers). There was no incentive bonus payout to the Named Executive Officers for 2006 performance as reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.

(2) The amounts shown in column (f) reflect the minimum restricted stock award level under the Company’s 2006 Annual Incentive Plan if minimum performance conditions are met and represents 50% of the target restricted stock award level shown in column (g) which is based on meeting target performance conditions. The amount shown in column (h) is 200% of the target restricted stock award level and is based on meeting the maximum performance conditions. These amounts, which are payable in shares of restricted stock based on the fair market value of the Common Stock on the date of any award, are based upon the individual’s current salary and position (15% of base salary for the Chief Executive Officer and 10% of base salary for the other Named Executive Officers). Restricted stock grants under the 2006 Annual Incentive Plan vest three years from the date of grant based on the executive’s continued service to the Company. There was no incentive bonus payout to the Named Executive Officers for 2006 performance.

(3) The amounts shown in column (i) represent the following restricted stock grants:

(a) The grants on 2/1/2006 were for shares of restricted stock awarded to the executive officer for achieving his or her Common Stock ownership requirement under the MEOP for the year ended December 31, 2005. These shares vest after five years from the date of grant based on the executive’s continued service to the Company.

(b) The grants on 4/27/2006 were for shares of performance-accelerated restricted stock that generally vest five years from the date of grant based on the executive officer’s continued service to the Company but one-third of which may vest on each of the first, second and third anniversary from the date of grant if the Company achieves its earnings per share performance goal for each such year.

Dividends are paid on outstanding restricted stock grants at the same rate as for all shareholders of record.

(4) The amounts shown in column (j) represent stock option awards granted on 4/27/2006 at a per share exercise price equal to the closing market price of the Common Stock on the date of grant. The stock options expire seven years from the date of grant and vest as follows: 40% one year after grant, 30% two years after grant and 30% three years after grant.

(5) The amounts shown in column (l) are the grant date fair value of each individual equity award computed in accordance with SFAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes for each Named Executive Officer unexercised stock options, unvested restricted stock awards and incentive plan awards outstanding as of December 31, 2006.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Craig R. Smith President & CEO Total	20,000 25,000 30,000 20,000 50,000 58,000 45,000 50,000 35,000 15,000 20,000 — 368,000	— — — — — — — — 15,000 22,500 30,000 25,000 92,500	— — — — — — — — — — — —	$12.69 13.56 14.38 10.00 8.31 15.76 14.90 18.48 24.64 29.58 29.94 32.00	4/15/07 2/02/08 2/01/09 4/28/09 2/02/10 1/30/08 1/30/09 4/24/10 4/28/11 4/28/12 7/28/12 4/27/13	5,000 1,450 4,871 2,800 2,226 3,215 3,442 7,006 5,553 4,810 — — 40,373	$ $	156,350 45,342 152,316 87,556 69,607 100,533 107,631 219,078 173,642 150,409 — — 1,262,464	— — — — — — — — — — — —	— — — — — — — — — — — —
Jeffrey Kaczka SVP & CFO Total	9,500 18,000 5,000 2,800 2,250 — — — — 37,550	— — — 1,200 3,375 6,750 — — — 11,325	— — — — — — — — —	$16.59 14.90 18.48 24.64 29.58 32.00 — — —	4/17/08 1/30/09 4/24/10 4/28/11 4/28/12 4/27/13 — — —	1,350 559 1,288 400 1,135 1,000 1,805 707 419 8,663	$ $	42,215 17,480 40,276 12,508 35,491 31,270 56,442 22,108 13,102 270,892	— — — — — — — — —	— — — — — — — — —
Mark Van Sumeren SVP, Business Development Total	4,500 2,880 3,750 — — — — 11,130	— 2,880 5,625 7,900 — — — 16,405	— — — — — — —	$24.60 24.64 29.58 32.00 — — —	8/4/10 4/28/11 4/28/12 4/27/13 — — —	1,580 162 1,505 700 715 1,209 1,659 7,530	$ $	49,407 5,066 47,061 21,889 22,358 37,805 51,877 235,463	— — — — — — —	— — — — — — —
Grace R. den Hartog SVP, General Counsel & Corporate Secretary Total	11,130 5,000 8,400 5,400 — — — 29,930	— — 3,600 8,100 10,500 — — 22,200	— — — — — — —	$16.35 18.48 24.64 29.58 32.00 — —	2/17/10 4/24/10 4/28/11 4/28/12 4/27/13 — —	2,100 482 637 1,000 889 269 1,089 6,466		$65,667 15,072 19,919 31,270 27,799 8,412 34,053 202,192	— — — — — — —	— — — — — — —
Charles C. Colpo SVP, Operations Total	6,500 8,500 11,000 7,200 6,720 6,300 — — — — 46,220	— — — — 2,880 9,450 10,500 — — — 22,830	— — — — — — — — — —	$14.38 8.31 14.90 18.48 24.64 29.58 32.00 — — —	2/01/09 2/02/10 1/30/09 4/24/10 4/28/11 4/28/12 4/27/13 — — —	2,100 470 799 1,200 605 656 922 584 1,655 1,405 10,396	$ $	65,667 14,697 24,985 37,524 18,918 20,513 28,831 18,262 51,752 43,934 325,083	— — — — — — — — — —	— — — — — — — — — —

(1) No SARs are outstanding. Stock options vest as follows: 40% one year after grant, 30% two years after grant and 30% three years after grant. Dates on which unexercisable options listed above will be fully vested are as follows based on expiration date:

Expiration Date	Vesting Date
4/28/2011	4/28/2007
4/28/2012	4/28/2008
7/28/2012	7/28/2008
4/27/2013	4/27/2009

(2) Shares of restricted stock vest either three or five years from the date of grant. Vesting dates for the shares of restricted stock listed for each officer range from January 2007 to April 2011.

(3) The market value of the restricted shares was calculated at $31.27 per share, the closing price of the Company’s Common Stock on December 29, 2006. Dividends are paid on outstanding shares of restricted stock at the same rate as paid to all shareholders of record.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth for each Named Executive Officer information on stock option exercises and vesting of restricted stock on an aggregated basis during the year ended December 31, 2006.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Craig R. Smith President & CEO	—	—	7,551	$237,706

Jeffrey Kaczka SVP & CFO	19,000	$280,440	1,958	$61,638

Mark Van Sumeren SVP, Business Development	4,500	$29,970	10,000	$293,800

Grace R. den Hartog SVP, General Counsel & Corporate Secretary	—	—	—	—

Charles C. Colpo SVP, Operations	34,000	$506,135	2,438	$76,748

(1) The value realized on exercise is computed as the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2) The value realized on vesting is computed by multiplying the number of shares vesting by the market price of the underlying shares on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION PLAN AND TABLE

The Company maintains an Executive Deferred Compensation Plan in which certain members of management are eligible to participate. This plan permits participants to defer salary and cash bonus paid during a year for which a deferral election is made. Deferred amounts earn interest based on a fixed income fund designated by the Committee. The following table sets forth information regarding contributions to, interest earned on and total balances in the Company’s deferred compensation plan for the Named Executive Officers in 2006.

(a)	(b)	(c)	(d)	(e)	(f)
Name (1)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Craig R. Smith President & CEO	—	—	—	—	—
Jeffrey Kaczka SVP & CFO	—	—	—	—	—
Mark Van Sumeren SVP, Business Development	—	—	—	—	—
Grace R. den Hartog SVP, General Counsel & Corporate Secretary	0	0	$6,284	0	$170,560
Charles C. Colpo SVP, Operations	—	—	—	—	—

(1) Ms. den Hartog is the only Named Executive Officer who participates in the Company’s Deferred Compensation Plan.

(2) The Company does not make contributions to the Deferred Compensation Plan.

(3) Deferred amounts earn interest based on the rate of return on the Fidelity Managed Income Fund which was 4.08% in 2006.

RETIREMENT PLANS

Pension Plan.    The Company provides retirement benefits under a defined benefit pension plan to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the pension plan are based upon both length of service and compensation and are determined under a formula based on an individual’s career average earnings and years of credited service. Benefits are computed on a straight life annuity basis and are not subject to offset for Social Security benefits or other amounts. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the pension plan ceased to accrue additional benefits; provided, however, that participants who had completed at least five years of service as of January 1, 1997 and whose age plus years of service equaled at least 65 continued to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) retirement, death or termination of employment (with the exception of certain highly compensated employees if the pension plan did not meet certain coverage requirements of the Internal Revenue Code). Mr. Smith and Mr. Colpo are the only Named Executive Officers who are participants in the pension plan and eligible to receive a benefit at the normal retirement age of 65.

Supplemental Executive Retirement Plan.    The Company provides supplemental retirement benefits to certain employees selected by the Compensation Committee under the Supplemental Executive Retirement Plan (“SERP”). The SERP entitles participants who meet its age and service requirements to receive a specified percentage (in the case of Mr. Smith, 65%, and the other Named Executive Officers, 60%) of the participant’s average base monthly salary (plus bonus for certain participants, including the Named Executive Officers) for the highest consecutive five out of the last ten years preceding his or her retirement. The SERP benefit to which a participant is entitled is reduced by any benefit payable under the Company’s pension plan, Social Security and any defined benefit pension plan of a prior employer. The SERP provides for full benefits to participants who retire at or after the attainment of the age of 65 (or at or after the age of 62 with 20 years of service) and provides for reduced benefits to participants who retire between the ages of 55 and 64 where their age plus years of service to the Company equal at least 70. If a participant retires prior to age 65 (or prior to age 62 with 20 years of service), his or her otherwise applicable full retirement benefit is reduced by 0.333% for each month remaining from the date of retirement until the participant would reach age 65. Upon retirement, participants are no longer eligible to participate in Company medical insurance or benefit plans (except as legally required under COBRA). In consideration for receiving benefits under the SERP, the participant must comply with a non-competition agreement during employment and for a period of five years following employment by the Company.

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits payable to each of the Named Executive Officers as of December 31, 2006, including the number of years of service credited to each such Named Executive Officer, under each of the pension plan and the SERP using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Benefits under these plans are payable as a monthly annuity for the life of the retiree.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (2)(3)(4)	Payments During Last Fiscal Year ($)
Craig R. Smith President & CEO	Pension Plan SERP	7 18	$53,368 3,314,248	0
Jeffrey R. Kaczka SVP & CFO	SERP	6	$1,104,551	0
Mark Van Sumeren SVP, Business Development	SERP	3	$1,039,192	0
Grace R. den Hartog SVP, General Counsel & Corporate Secretary	SERP	4	$1,452,319	0
Charles C. Colpo SVP, Operations	Pension Plan SERP	14 25	$42,993 724,378	0

(1) The Company froze its defined benefit pension plan on December 31, 1996, and Mr. Smith and Mr. Colpo are the only Named Executive Officers who are participants in the pension plan and eligible to receive a benefit at the normal retirement age of 65 (an estimated annual benefit of $10,144 to Mr. Smith and $11,747 to Mr. Colpo).

(2) The calculation of present value of accumulated benefit assumes a discount rate of 5.75% and 1983 GAM Mortality. Estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Executive Officers are: Mr. Smith, $548,027, Mr. Kaczka, $278,512, Mr. Van Sumeren, $247,009, Ms. den Hartog, $211,394 and Mr. Colpo, $172,180.

(3) Vesting of stock options and restricted stock continues upon retirement.

(4) Mr. Smith is eligible for early retirement under the SERP because he is 55 years old and has more than 15 years of service to the Company. He currently qualifies for approximately 60% of his full retirement benefits. No other Named Executive Officer qualifies for early retirement benefits under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects the estimated potential compensation payable to each of the Named Executive Officers under the Company’s compensation and benefit plans and arrangements in the event of termination of such executive’s employment under various scenarios, including voluntary termination without cause, voluntary termination or involuntary termination with cause, termination following a change in control and termination due to disability or death. Benefits payable to the Named Executive Officers upon retirement are described under “Retirement Plans” on page 35. The amounts shown are estimates of the amounts that would be paid out to the executives upon termination of their employment assuming that such termination was effective December 31, 2006.

	Cash Severance Payment	Incremental Pension Benefit (present value) (5)	Continuation of Medical / Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (6)	Excise Tax Gross-up	Total Termination Benefits
Craig R. Smith (1) (2)
• Involuntary Termination Without Cause (3)	$1,459,217	0	$19,974	$819,865	0	$2,299,056
• Voluntary Termination or Involuntary Termination With Cause	0	0	0	0	0	0
• Involuntary or Good Reason Termination after Change In Control (4)	$3,480,000	$1,043,979	$39,948	$1,439,839	$1,975,835	$7,979,601

Jeffrey Kaczka (1) (2)
• Involuntary Termination Without Cause (3)	$372,431	0	$8,966	$139,675	0	$521,072
• Voluntary Termination or Involuntary Termination With Cause	0	0	0	0	0	0
• Involuntary or Good Reason Termination after Change In Control (4)	$1,579,250	0	$35,864	$284,552	0	$1,899,666

Mark A. Van Sumeren (1) (2)
• Involuntary Termination Without Cause (3)	$377,426	0	$9,092	$109,520	0	$496,038
• Voluntary Termination or Involuntary Termination With Cause	0	0	0	0	0	0
• Involuntary or Good Reason Termination after Change In Control (4)	$1,660,111	0	$36,370	$264,064	$657,122	$2,617,667

Grace R. den Hartog (1) (2)
• Involuntary Termination Without Cause (3)	$308,552	0	$6,237	$76,333	0	$391,122
• Voluntary Termination or Involuntary Termination With Cause	0	0	0	0	0	0
• Involuntary or Good Reason Termination after Change In Control (4)	$1,364,958	0	$24,948	$239,749	$579,243	$2,208,898

Charles C. Colpo (1) (2)
• Involuntary Termination Without Cause (3)	$580,062	0	$17,585	$183,716	0	$781,363
• Voluntary Termination or Involuntary Termination With Cause	0	0	0	0	0	0
• Involuntary or Good Reason Termination after Change In Control (4)	$1,330,182	0	$35,171	$360,148	0	$1,725,501

(1) The amounts shown in the table do not include accrued salary and vacation payable through the date of the executive’s employment termination or the distribution of balances under the Executive Deferred Compensation Plan or the Company’s 401(k) plan.

(2) A termination of employment due to death or disability entitles the Named Executive Officers to benefits under the Company’s life insurance or disability plan, as applicable, available to salaried teammates generally. In addition and also as applicable to salaried employees generally who receive grants of stock options and restricted stock, upon termination of employment due to death, all stock options and shares of restricted stock immediately vest; and, upon termination of employment due to disability, unvested stock options are forfeited and shares of restricted stock vest on a pro rata basis. Finally, each Named Executive Officer would receive the following additional pension benefit (present value) if he or she had died on December 31, 2006, payable to the officer’s beneficiary: Mr. Smith $32,362, Mr. Kaczka $177,785, Mr. Van Sumeren $109,958, Ms. den Hartog $0, and Mr. Colpo $161,189. See “Pension Benefits Table” on page 36 for the present value of accumulated benefits under the Company’s pension plans payable to each Named Executive Officer.

(3) See the discussion of the Company’s severance policy below for information on benefits payable to the Named Executive Officers upon involuntary termination without cause.

(4) See the discussion of the Company’s change in control agreements below for information on benefits payable to the Named Executive Officers upon a change in control. Calculation of the excise tax gross-up assumes a 40% individual income tax rate.

(5) If a participant’s employment is terminated without cause or the participant resigns for good reason following a change in control, the SERP provides for a pro rated benefit based on credited years of service relative to years of service remaining to the participant’s earliest retirement eligibility date, which amount is reduced by 4% for each year that the participant is under age 65. The amounts in this column show the present value of any additional benefit to the participant relative to the present value of accumulated benefits shown in the “Pension Benefits Table” on page 36.

(6) The amounts in this column represent the compensation to the Named Executive Officer due to accelerated vesting of equity awards.

Severance Policy.    The Company adopted a formal officer severance policy in 2005 that applies to corporate officers who are involuntarily terminated without cause or who resign at the request of the Company. The policy was designed to provide consistent and fair treatment of these departing officers and is based upon the officer’s years of service to the Company. Receipt of payments under the severance policy is also conditioned upon the officer’s agreement to certain non-competition and non-solicitation restrictive covenants for the term of the severance period or one year, whichever is greater.

The Company provides for the following under its officer severance policy:

•

Between 9 and 18 months (based on the Named Executive Officer’s years of employment by the Company) of base monthly salary plus monthly bonus (based on the lower of average monthly bonus earned over the previously completed three years or target bonus for the current year), payable in a lump sum;

•	A pro rata amount of any bonus earned during the year of termination based on the Company’s actual performance and the number of months worked during the year;

•

Forfeiture of unvested stock options with a period of one year from the date of employment termination to exercise vested stock options (except that in the case of pre-2005 option grants where the executive is over the age of 55 with more than 10 years of service to the Company, stock options vest upon employment termination and the executive is given a two-year period to exercise);

•	A pro rata portion of restricted stock will vest at the date of employment termination;

•	Up to six months of outplacement services;

•	Continuation of health benefits during the severance period; and

•	Tax return preparation and financial counseling for length of severance period.

Change in Control Agreements.    The Company has entered into change in control agreements with certain officers (including the Named Executive Officers), the purpose of which is to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Company.

The severance agreements provide for the payment of a severance benefit if the officer’s employment with the Company is terminated within 24 months after a change in control unless such termination is (i) due to death or disability, (ii) by the Company for cause or (iii) by the officer other than in specified circumstances constituting good reason.

Termination of employment by the Company is for cause if it is because of the executive officer’s (i) willful and continued failure to substantially perform his or her duties (other than due to incapacity, illness, etc.) or (ii) engaging in conduct demonstrably and materially injurious to the Company. Termination of employment by the executive officer is for good reason if it is because of (i) an adverse change in duties, responsibilities or title; (ii) a reduction in annual base salary, bonus opportunity or benefits; (iii) a relocation of place of employment by more than 35 miles or substantial increase in travel obligations; (iv) a failure to pay compensation due to the executive officer; or (v) certain other reasons defined in the plan.

A change in control is generally deemed to have occurred under the agreements if:

(i)	any person acquires 20% or more of the Company’s voting securities (other than the Company or its affiliates);

(ii)	if a majority of the Company’s directors are replaced over a period of two consecutive years or less;

(iii)	upon the approval by shareholders of a merger or consolidation of the Company (or any subsidiary) other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the securities of the Company (or surviving entity) outstanding immediately after the merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 20% of the combined voting power of the Company’s then-outstanding securities; or

(iv)	upon the approval by shareholders of a plan of liquidation or sale of substantially all of the Company’s assets.

For the Named Executive Officers, the severance benefit is as follows:

(i)	a lump sum payment equal to 2.99 times the sum of the officer’s annual base salary as of the date of termination or change in control (whichever is greater) plus average bonus for the three years preceding the date of termination or change in control (whichever is greater);

(ii)	a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of performance goals at the target level;

(iii)	an amount equal to any excise tax charged to the executive officer as a result of the receipt of any change in control payments (each change in control agreement provides for the payment of an excise tax gross-up if the Named Executive Officer would receive a greater benefit after payment of the excise tax);

(iv)	continued participation for a period of two years after termination in the Company’s medical benefits and life insurance plans; and

(v)	all shares of restricted stock granted to the executive officer vest and all stock options vest and become immediately exercisable.

In consideration for any severance benefits paid, the severance agreements impose certain non-competition and non-solicitation restrictive covenants on the officers for a period of 12 months following employment termination and prohibit the disclosure and use of confidential Company information. Each severance agreement continues in effect through December 31, 2007, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company employs the son of Mr. Minor, Chairman of the Board of Directors of the Company. Mr. Minor’s son currently serves as Vice President, Enterprise Sales of the Company and, for 2006, was paid a salary of $217,638 and an incentive bonus of $33,786 in cash and $8,447 in restricted stock that vests three years following continuous employment. He was also awarded in 2006 $13,826 in restricted stock that vests five years following continuous employment for achieving stock ownership requirements under the MEOP and was granted 2,500 stock options (with a fair market value option price of $32.00 on the date of grant) and $16,000 of performance-accelerated restricted stock that vests five years following continuous employment (unless vesting is accelerated by the Company meeting designated earnings per share targets in the three years following grant).

SHAREHOLDER PROPOSALS

Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2008 annual meeting of shareholders must present such proposal to the Company’s Corporate Secretary at the Company’s principal office at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116 not later than November 9, 2007, in order for the proposal to be considered for inclusion in the Company’s proxy statement. All shareholder proposals and director nominations must be submitted in accordance with and contain the information required by the Company’s Bylaws, a copy of which may be obtained by contacting the Corporate Secretary at the address indicated above. The Company will determine whether to include properly submitted proposals in the proxy statement in accordance with regulations governing the solicitation of proxies.

The Company’s Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election as directors only at an annual meeting and if written notice of such shareholder’s intent to make such nomination or nominations has been given to the Corporate Secretary of the Company not later than 90 days before the anniversary of the date of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. The Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2008 annual meeting not later than the close of business on December 10, 2007. The shareholder’s notice must include the information required by the Company Bylaws, including:

•	the name and address of record of the shareholder intending to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

•	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the director candidate;

•	the class and number of shares of Common Stock that are owned by such shareholder and such beneficial owners;

•

a description of all arrangements, understandings or relationships between such shareholder and each director nominee and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by such shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the written consent of the nominee to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described in the immediately preceding paragraph. The Corporate Secretary must receive written notice of a shareholder proposal to be acted upon at the 2008 annual meeting not later than the close of business on December 10, 2007. The shareholder’s notice must contain the information required by the Company’s Bylaws, including:

•	the information described above with respect to the shareholder proposing such business;

•

a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of such shareholder and such beneficial owner in such business.

The requirements found in the Company’s Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement under the proxy rules.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

March 9, 2007

BY ORDER OF THE BOARD OF DIRECTORS

GRACE R. DEN HARTOG
Senior Vice President, General Counsel & Corporate Secretary

Appendix A

OWENS & MINOR, INC.

CORPORATE GOVERNANCE GUIDELINES

The following shall constitute the Corporate Governance Guidelines (the “Corporate Governance Guidelines”) of the Board of Directors of Owens & Minor, Inc. (the “Corporation”):

I.    BOARD COMPOSITION AND STRUCTURE

1.	Director Qualifications

The Board of Directors of the Corporation (the “Board”) will satisfy any independence requirement of the New York Stock Exchange as then in effect.

The Governance & Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

This assessment will include members’ qualifications as independent (directors shall inform the Chairman of that Committee of any matter bearing on the director’s independence), as well as consideration of diversity, age, skills and experience in the context of the Board’s needs as well as the members of the Board. Attached to these Guidelines as Annex A is the General Criteria for Nomination to the Board which has been adopted by the Governance & Nominating Committee. These General Criteria set forth the traits, abilities and experience that the Board looks for in determining candidates for election to the Board.

Nominees for directorship will be recommended to the Board by the Governance & Nominating Committee in accordance with the policies and principles in its charter.

The invitation to join the Board will be extended by the Board through the Chairman of the Governance & Nominating Committee and the Chairman of the Board.

2.	Independence Standards

A majority of the Directors shall be independent.

In order for a Director to be considered independent by the Board, he or she must (i) be free of any relationship that, applying the rules of the New York Stock Exchange, would preclude a finding of independence and (ii) not have a material relationship (either directly or as a partner, shareholder or officer of an organization) with the Company or any of its affiliates or any executive officer of the Company or any of its affiliates. The Independence Determination Guidelines attached to these Corporate Governance Guidelines as Annex B have been established to assist the Board of Directors in making these independence determinations.

3.	Change in Principal Position

It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. Such a step provides an opportunity for the Board, through the Governance & Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

Directors should advise the Chairman of the Board and the Chairman of the Governance & Nominating Committee in advance of accepting an invitation to serve on another public company board.

4.	Term Limits

The Board does not believe that it is in the best interest of the Corporation or its shareholders to establish term limits for directors. The Governance & Nominating Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board. The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they have the significant disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole.

II.    DIRECTOR RESPONSIBILITIES

1.	Basic Responsibilities

The director’s basic responsibility is to exercise his or her good faith business judgment of the best interests of the Corporation. In discharging that obligation, each director should be entitled to rely on the honesty and integrity of the Corporation’s senior executives and its outside advisors and auditors absent evidence that makes such reliance unwarranted.

Directors are expected to attend Board meetings and meetings of committees on which they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting.

The directors shall also be entitled (1) to have the Corporation purchase reasonable levels of directors’ and officers’ liability insurance on their behalf; (2) to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s Articles of Incorporation, Bylaws and any indemnification agreements; and (3) to exculpation as provided by Virginia law and the Corporation’s Articles of Incorporation.

2.	Separation of Offices of Chairman and CEO/Lead Director

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Corporation for the Board to make a determination when it elects a new chief executive officer.

The Governance & Nominating Committee shall recommend for Board approval an independent director to serve as Lead Director. The Lead Director shall be elected annually by the Board following the election of directors at the annual meeting of the shareholders. The Lead Director shall:

•	preside at Board meetings in the absence of the Chairman;

•	preside at meetings of the independent directors;

•	serve as principal liaison on behalf of the independent directors;

•	advise the Chairman and the Committee Chairmen with respect to agendas and information needs relating to Board and Committee meetings;

•

be authorized to call meetings of the Board and meetings of the independent directors, set agenda items for such meetings and perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

The identity of the Lead Director shall be disclosed in the annual proxy statement, together with a method for interested parties to communicate directly with the Lead Director.

3.	Agenda

The Chairman will establish the agenda for each Board meeting in consultation with the Lead Director. At the beginning of the year the Chairman will establish a schedule of significant agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is encouraged to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

4.	Executive Session

The non-management directors will meet in executive session following each regularly scheduled Board meeting and at such other times as they may determine. The independent directors (excluding any non-management director who does not qualify as an independent director under the rules of the NYSE, if any) will meet in executive session at least annually. The Lead Director shall preside at these meetings.

5.	Communication Policy

The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. It is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

6.	Code of Honor

At all times, directors will comply with the provisions of the Corporation’s Code of Honor.

III.    BOARD COMMITTEES

The Board will have at all times an Audit Committee, a Compensation & Benefits Committee and a Governance & Nominating Committee. The members of these committees will comply with any requirements of the New York Stock Exchange as then in effect. Committee members will be appointed by the Board upon recommendation of the Governance & Nominating Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of the principal agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

IV.    DIRECTOR ACCESS TO OFFICERS AND TEAMMATES

Directors have full and free access to officers and teammates of the Corporation and, as necessary and appropriate, to the Corporation’s independent advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or teammate of the Corporation, or advise the CEO of any such oral communications.

The Board welcomes regular attendance at each Board meeting of the Corporation’s senior officers. If the CEO wishes to have additional Corporation personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

V.    DIRECTOR COMPENSATION

The form and amount of director compensation will be determined by the Board based on a recommendation of the Governance & Nominating Committee in accordance with the policies and principles set forth in its charter. The Governance & Nominating Committee will conduct an annual review of director compensation. The Governance & Nominating Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

VI.    DIRECTOR EQUITY OWNERSHIP

Directors are required to achieve over a five-year time period a level of equity ownership of Owens & Minor stock having a value of five times the annual cash retainer, or $150,000, whichever is higher, at the conclusion of his or her fifth year of service on the Board. For purposes of this valuation, restricted stock awarded to Directors will not be valued for equity ownership until the restriction lapses and the stock fully vests.

VII.    DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors must participate in the Corporation’s Orientation Program, which should be conducted within two months of the new director’s election to the Board. This orientation will include presentations by senior management to familiarize new directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, these Guidelines, its Code of Honor, its principal officers and its internal and independent auditors. In addition, the Orientation Program will include visits to Corporation headquarters and, to the extent practical, certain of the Corporation’s significant facilities. All other directors are also invited to attend the Orientation Program.

All directors are encouraged to attend programs and seminars dealing with the role and responsibility of publicly owned company directors.

VIII.    CEO EVALUATION AND MANAGEMENT SUCCESSION

The Compensation & Benefits and Governance & Nominating Committees shall meet jointly with the Chief Executive Officer (“CEO”) on an annual basis to evaluate the performance of the CEO during the preceding year and to also review and approve the performance goals of the CEO for the succeeding year. The Compensation & Benefits Committee shall rely upon the performance assessment of the Governance & Nominating and Compensation & Benefits Committees in support of its compensation recommendations for the CEO to the Board of Directors.

The Governance & Nominating Committee shall make an annual report to the Board on succession planning. The Board will work with the Governance & Nominating Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

IX.    ANNUAL PERFORMANCE EVALUATION

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board can improve.

X.    DIRECTOR ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS

It is the Board’s policy that, absent unusual or unforeseen circumstances, all of the directors of the Corporation are expected to attend each Annual Meeting of the Corporation’s shareholders.

XI.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of the Corporate Governance Guidelines may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

XII.    AMENDMENT

These Corporate Governance Guidelines may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

XIII.    CERTIFICATION

These Corporate Governance Guidelines, as amended, were duly approved and adopted by the Board of the Corporation on the 1st day of February, 2007.

/S/ GRACE R. DEN HARTOG
Corporate Secretary

ANNEX A

GENERAL CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS OF OWENS & MINOR, INC.

1. Directors should be of the highest ethical character and share the values of Owens & Minor as reflected in the Mission, Vision and Values statement.

2. Directors should have reputations, personal and professional, consistent with the image and reputation of Owens & Minor.

3. Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

4. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board for an extended period of time.

5. In selecting Directors, the Board should generally seek active and former chief executive officers of public companies and leaders of major complex organizations, including scientific, government, educational and other non-profit institutions. In recognition of the fact that the foundation of the Company is in the delivery of healthcare products and supply chain services, the Board should seek some directors who are experienced and recognized in the broad fields of healthcare or supply chain distribution.

6. Each director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

7. Directors who also serve as chief executive officers or equivalent positions should not serve on more than two public company boards in addition to the Owens & Minor Board, and other directors should not serve on more than four other boards of public companies in addition to the Owens & Minor Board.

8. All outside directors on the Board should be and remain “independent”, not only as that term may be legally defined in SEC and New York Stock Exchange rules and regulations, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent all shareholders of the company.

9. Each director should have the ability to exercise sound business judgment.

10. In order to be eligible for appointment or election as a director, he or she must be 69 years of age or less at the time of prospective appointment or election.

ANNEX B

INDEPENDENCE DETERMINATION GUIDELINES FOR BOARD OF DIRECTORS OF OWENS & MINOR

For a director to be deemed “independent”, the Board of Directors of the Company shall affirmatively determine that the director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making such determinations, the Board will broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board should consider the issue from both the standpoint of the director and the persons or organizations with which the director is affiliated. The Board has established the following guidelines to assist it in determining director independence, which conform to or are more exacting than the independence requirements in the NYSE rules:

1.	A director who is, or has been within the last three years, an employee of the company, or whose immediate family member is, or has been within the last three years, an executive officer of the company, is not independent. Employment as an interim chairman or chief executive officer or other executive officer will not disqualify a director from being considered independent following such employment.

2.	A director who has received (or whose immediate family member, serving as an executive officer, has received) during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) is not independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer will not count toward the $100,000 limitation.

3.	A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee is not independent.

5.	A director who is a current employee, or whose immediate family is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 1% of such other company’s consolidated gross revenues is not independent.

6.	A director who is, or whose immediate family member is, (i) a partner, officer or 10% owner of a firm or company that has provided consulting, legal or financial advisory services to Owens & Minor within the last three years and (ii) the services that were provided during any twelve-month period of the three years were in an amount which, in the company’s or firm’s fiscal year, exceeded the greater of $1 million or 1% of such company’s or firm’s consolidated gross revenues, is not independent.

7.	A director, or immediate family member of a director, who has a personal services contract or who personally serves as a paid financial or legal advisor to the Company or to any executive officer of the Company, is not independent.

8.

A director who is, or has been within the last three years, an executive officer, director or trustee of a charitable or educational organization, to which the Company has made discretionary contributions of greater than $1 million or 1% of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years, is not independent. The Company’s automatic matching of charitable contributions will not be included in the amount of the Company’s contributions for this purpose.

***

For purposes of these Guidelines, the following definitions shall apply:

(i)	“the Company” shall mean Owens & Minor, Inc. and any subsidiary in a consolidated group with Owens & Minor, Inc.

(ii)	“immediate family member” shall mean a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic partner) who share such director’s home.

(iii)	“executive officer” shall mean only an individual who is an executive officer of Owens & Minor, Inc., the parent company.

Appendix B

OWENS & MINOR, INC.

2007 TEAMMATE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors of OWENS & MINOR, INC. (the “Company” herein) has determined that it is in the best interest of the Company and its teammates to encourage a sense of proprietorship on the part of said teammates by assisting them in making regular purchases of the Company’s common stock (“Common Stock”), thereby increasing their interest in the growth of the Company and its financial success, to which end the Board of Directors has adopted the Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan (the “Plan” herein) as follows:

1.    ADMINISTRATION.

The Plan shall be administered by the Compensation and Benefits Committee of the Company’s Board of Directors (the “Committee”). No member of the Committee shall be eligible to participate in the Plan. The Committee shall make, adopt and reduce to writing such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate. The interpretation and construction of any provisions of the Plan by the Committee shall be final and conclusive on all persons having any interest thereunder.

2.    ELIGIBILITY.

An individual shall be eligible to participate in the Plan if the individual (i) has attained age 18, (ii) is employed by the Company or a Related Company (defined in Section 16 herein) in a capacity that is classified as “full-time” or “part-time plus” on the payroll system of the Company and (iii) has been in the continuous employ of the Company or a Related Company for at least 30 days. An individual who has satisfied the requirements of the preceding sentence shall continue to be eligible to participate in the Plan during the individual’s continued employment by the Company or a Related Company, including any period that the individual is absent from work on account of vacation or a duly authorized leave. An individual who has satisfied the requirements of this Section 2 and who elects to participate in the Plan in accordance with Section 4 is referred to as a “Participant.” Any Participant ceasing to be so employed shall be considered to have withdrawn from the Plan in accordance with Sections 14 and 15. Subject to the foregoing, the Committee shall have full and final authority to determine the persons who shall be eligible to participate in the Plan.

3.    PERIOD OF PARTICIPATION.

Participation in the Plan may begin after an individual satisfies the requirements of Section 2 and follows the procedures set forth in Section 4 of the Plan. A Participant’s interest in the Plan includes the whole shares of Common Stock credited to the Participant’s individual brokerage account pursuant to Section 8 (and any whole shares received as stock dividends that are credited under Section 9) and any cash (both amounts withheld from the Participant’s compensation and the related Company contribution) that is held pending investment in whole shares of Common Stock.

4.    PROCEDURE FOR ENTERING THE PLAN AND PAYROLL DEDUCTIONS.

(a)	Any eligible teammate desiring to participate in the Plan shall contact the Agent (defined in Section 7 hereof) and follow the enrollment instructions provided by such Agent (which shall include payroll deduction authorization requesting the Company to withhold a portion of such Participant’s compensation each pay period for payment to the Agent). The amount of payroll deduction elected by any Participant shall be in whole dollars and shall not exceed $400.00 per month (or such other amount, not to exceed $1,000.00 per month, as may be prescribed by the Committee from time to time).

(b)	After a teammate has become a Participant in the Plan, participation therein will continue thereafter so long as the Plan remains in effect and until the Participant withdraws from the Plan as hereinafter provided. A Participant’s payroll deduction authorization shall continue in force and effect until changed by the Participant in accordance with instructions provided by the Agent.

5.    PAYMENTS TO THE AGENT AND COMPANY CONTRIBUTIONS.

The Company will pay to the Agent hereinafter named, on behalf of each Participant in the Plan the sum of:

(a)	The total of all amounts withheld from such Participant’s compensation pursuant to the Participant’s current withholding authorization for each pay period; and

(b)	A Company contribution equal to 15% of the amount paid pursuant to such Participant’s withholding authorization.

The Company shall make such payments to the Agent after the pay period closes. In the discretion of the Company, such payments may be made to the Agent in one or more installments.

All amounts withheld from a Participant’s compensation shall be applied to the purchase of whole shares of Common Stock in accordance with Section 8, notwithstanding the Participant’s termination of employment or withdrawal from the Plan.

6.    WITHHOLDING TAXES.

Income and employment taxes that must be withheld from amounts paid to the Agent pursuant to the provisions of Section 5 hereof will be deducted from the balance of the Participant’s compensation and will not reduce the amount to be paid to the Agent.

7.    AGENT.

The Committee shall designate an agent under the Plan (the “Agent”). The Committee’s designation of the Agent may be changed by the Committee in its discretion. The Agent will hold as custodian all funds received by it under the Plan until it has purchased shares of Common Stock as provided herein. It shall pay any sums due to any Participant on account of the sale of any shares or fractional shares of Common Stock or on account of any funds not invested at the time of a Participant’s withdrawal, or at the termination of the Plan as provided in applicable sections of the Plan. No interest will be paid by the Agent on funds at any time held by it hereunder. The Agent may rely on all orders, requests and instructions with respect to the Plan given in writing and signed by any person authorized by the Committee, and the Agent shall not be liable to any person for any action taken or not taken in accordance therewith, except for its willful misconduct.

8.    PURCHASE OF SHARES.

Not later than five (5) business days after the Agent shall have received from the Company payment of the payroll deductions and Company’s contributions for the preceding pay period pursuant to Section 5, the Agent will apply the funds in its custody hereunder to the purchase, at prevailing market prices, that number of whole shares of Common Stock which can be purchased with such funds. A fractional share of Common Stock shall not be purchased for a Participant but any amount of cash that cannot be applied to the purchase of a whole share of Common Stock shall be held for the Participant’s benefit and applied to the next purchase of Common Stock (if the Participant continues participation) or shall be paid to the Participant or the Participant’s personal representative (if the Participant has withdrawn from the Plan). All purchases of Common Stock as herein provided will be made in the name of the Agent or its nominee. The shares of Common Stock purchased with funds received by the Agent under the Plan shall be credited to an individual brokerage account established with the Agent for the benefit of each Participant.

9.    DIVIDENDS AND OTHER DISTRIBUTIONS.

Cash dividends and other cash distributions received by the Agent on shares of Common Stock held by it hereunder will be distributed to each Participant. Dividends paid in whole shares of Common Stock will be allocated to the individual brokerage account of each Participant in relation to the Participant’s interest in the stock dividends.

10.    SHAREHOLDER RIGHTS.

Prior to the Agent’s delivery of shares of Common Stock to a Participant, the Agent will exercise all voting rights pertaining to each Participant’s pro rata interest of such accounts in accordance with written directions, if any, given to the Agent by such Participant prior to the date fixed for such exercise. In the absence of such directions, the Agent may in its discretion exercise all voting rights on behalf of such Participant in such manner as the Agent may determine. The Agent may exercise any subscription rights received by it with respect to shares held by it hereunder as shall relate to the purchase of whole shares of Common Stock. Upon any such exercise of subscription rights the purchase of the whole shares so acquired deemed allocable to Participants whose funds were used to pay the subscription price shall be in proportion to the ratio between the subscription price and the mean between the bid and asking price of the Common Stock on the date of the exercise of the rights. The balance of the whole shares so acquired shall be credited pro rata to the individual brokerage accounts of the Participants who own the shares with respect to which the subscription rights were received. All subscription rights received by the Agent with respect to any shares held by it hereunder not so exercised shall be sold by the Agent and the proceeds thereof shall be treated in the same manner as cash dividends received by it on shares held hereunder.

11.    PARTICIPANT DIRECTION OF AGENT.

The whole shares accumulated for the account of any Participant shall continue to be held in an individual brokerage account by the Agent until the Participant (a) directs the Agent to sell all or part of the whole shares of Common Stock credited to the account (in which case the sales proceeds, less any transaction costs payable by the Participant shall be distributed to the Participant), (b) directs the Agent to transfer all or part of the whole shares of Common Stock credited to the account to another brokerage account established by the Participant or (c) directs the Agent to obtain certificates evidencing all or part of the whole shares of Common Stock credited to the account, which request shall specify whether the shares shall be registered in the name of the Participant or jointly in the name of the Participant and the Participant’s spouse, and the certificates shall be distributed to the Participant.

12.    STATEMENT OF ACCOUNT.

As soon as practicable after the end of each month each Participant will receive from the Agent a statement of the Participant’s account for such monthly showing:

(i)	The respective total amount of payments made to the Agent on behalf of such Participant;

(ii)	The Participant’s share of any cash dividends or other cash distributions and of the amount and proceeds of sale of rights received by the Agent;

(iii)	The total cost of shares of Common Stock purchased by the Agent for the account of such Participant;

(iv)	The dividends credited to the Participant’s individual brokerage account; and

(v)	The number of shares of Common Stock held by the Agent or delivered to such Participant with respect to such participation.

13.    BROKERAGE COMMISSIONS AND OTHER COSTS.

All brokerage commissions and transfer taxes payable in connection with the acquisition of shares with amounts paid to the Agent in accordance with Section 5 shall be paid by the Company. The Company will pay the other costs and expenses incurred in administering the Plan, including the fees and expenses of the Agent. Commission costs, transfer taxes and other charges for sales of stock from the Participant’s individual brokerage account will be paid by the Participant ordering such transaction for such Participant’s account.

14.    WITHDRAWAL FROM THE PLAN.

A Participant may withdraw from the Plan, i.e., end the Participant’s contributions under the Plan, at any time in accordance with instructions for withdrawal from the Plan provided by the Agent. Plan deductions from the Participant’s compensation will cease as soon as administratively practicable after the Agent receives the Participant’s written or electronic notice of withdrawal from the Plan (but any amounts withheld from the Participant’s compensation before the Participant’s instructions are given effect will be applied to the purchase of whole shares of Common Stock). As soon as administratively practicable after the Agent receives the Participant’s written or electronic notice of withdrawal from the Plan, the cash balance in the Participant’s account representing uninvested amounts deducted from the Participant’s compensation and uninvested Company contributions shall be paid to the Participant in a single cash payment. Any whole shares of Common Stock credited to the Participant’s individual brokerage account shall continue to be held therein, subject to the provisions of Section 11.

15.    DEATH OR TERMINATION OF EMPLOYMENT.

In the event a Participant shall die or for any other reason terminate his or her employment during a participation period, the Participant or the Participant’s personal representative shall be entitled to receive the uninvested cash determined in the same manner and payable at the same time as if such Participant had withdrawn from the Plan in accordance with Section 14 hereof effective on the date such death or termination occurs. Except for the investment of amounts previously deducted from the Participant’s compensation and the related Company contribution, there shall be no further participation following a teammate’s death or other termination of employment. No Participant may assign or hypothecate his right of participation or interest in the Plan to any other person.

16.    RELATED COMPANY.

For purposes of the Plan, the term “Related Company” means a trade or business, whether or not incorporated that is controlled, directly or indirectly, by the Company, whose teammates are included in the Company’s payroll system and that has been designated as a Related Company by the Company’s Board of Directors. A trade or business, whether or not incorporated, whose eligible teammates are participating in the Plan on August 1, 2006, is a “Related Company” without an express designation by the Company’s Board of Directors.

17.    AMENDMENT AND TERMINATION OF THE PLAN.

The Plan shall remain in effect until terminated by the Board of Directors of the Company; provided, however, that shares of Common Stock may not be purchased under the Plan for any payroll period ending after the tenth anniversary of the effective date of the Plan (as described in Section 20). The Board of Directors may at any time amend or terminate the Plan as of the first day of any calendar month subsequent to the taking of such action; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment as provided in Section 22) or (ii) the amendment is required to be approved by shareholders under the New York Stock Exchange’s shareholder approval rules. No amendment shall, without the assent of any Participant:

(a)	Deprive any Participant of any shares of Common Stock which such Participant may have acquired or which may have been acquired for such Participant through or as a result of the Plan; or

(b)	Withdraw the administration of the Plan from the Committee as set forth in Section 1.

Upon termination of the Plan, each Participant shall be entitled to receive from the Agent the number of whole shares of the Company’s Common Stock credited to such Participant’s account and such Participant’s allocable portion of the proceeds of any share sold by the Agent in order to pay the cash value of fractional shares held for the accounts of the Participants, together with any cash credited in such Participant’s account which in view of the termination has not been invested by the Agent.

18.    NOTICES.

(a)	Any notice hereunder to the Company shall be in writing, addressed to Coordinator, Stock Purchase Plan, and shall be deemed duly given or made only upon receipt thereof at the Company’s principal executive office at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116-2029, or at such other address as the Company may designate by notice to the Participants and to the Committee.

(b)	Any notice hereunder to the Agent shall be given in writing and shall be deemed duly made upon receipt thereof at the Agent’s principal office.

(c)	Any notice or communication to a Participant shall be in writing and any such communication or any delivery to a Participant hereunder shall be deemed duly given or made if mailed, delivered or made to the Participant at such address as the Participant may have on file with the Company.

19.    INTERNAL REVENUE CODE.

No changes in the Internal Revenue Code or in any other federal or state laws applicable hereto shall invalidate this Plan other than any law which may be enacted making the operation of this stock purchase plan unlawful. The provisions of any such statutory amendment on the effective date thereof shall be deemed to amend the Plan to the extent required to bring the Plan into compliance therewith and by this reference the provisions of such statute shall be deemed incorporated herein until such time as the Board of Directors shall actually amend the Plan to incorporate the provisions of such amendment herein. If any provision of the Plan shall at any time be determined to be invalid, such determination shall serve to invalidate only such specified provision and shall not invalidate the Plan in its entirety.

20.    EFFECTIVE DATE OF THE PLAN; EFFECT ON PRIOR PLAN.

The Plan shall become effective on the date that it is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting. The Plan shall replace the Owens & Minor, Inc. Employee Stock Purchase Plan (the “Prior Plan”) as of the date that the Plan becomes effective; provided, however, that each Participant’s current payroll deduction authorization under the Prior Plan shall be effective under the Plan and the Participant’s account under the Prior Plan shall be the Participant’s account under the Plan.

21.    SHARES ISSUED; AGGREGATE LIMIT.

Shares of Common Stock purchased under the Plan may be purchased from the Company, including from its authorized but unissued Common Stock, or on the market. The aggregate number of shares of Common Stock that may be issued or purchased under the Plan is 500,000 shares. The maximum aggregate number of shares of Common Stock that may be issued or purchased under the Plan shall be subject to adjustment as provided in Section 22.

22.    ADJUSTMENT UPON CHANGE IN COMMON STOCK.

The maximum aggregate number of shares of Common Stock that may be issued or purchased under the Plan and the rights of Participants shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Committee, equitably requires such adjustment. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum aggregate number of shares of Common Stock that may be issued or purchased under the Plan or the rights of Participants.

Appendix C

OWENS & MINOR, INC.

AUDIT COMMITTEE

CHARTER

The following shall constitute the Audit Committee Charter (the “Charter”) of the Board of Directors of Owens & Minor, Inc. (the “Corporation”):

I.    ORGANIZATION

There shall be constituted a standing committee of the board of directors of the Corporation (the “Board”) to be known as the audit committee (the “Audit Committee” or the “Committee”).

II.    COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission as then in effect.

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the New York Stock Exchange. At least one member of the Committee shall be an audit committee financial expert; as such term is defined by the Securities and Exchange Commission. If an audit committee member simultaneously serves on the audit committee of three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Governance & Nominating Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.    STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Corporation and its subsidiaries by monitoring:

(1)	these practices, generally;

(2)	the integrity of the financial statements and other financial information provided by the Corporation to any governmental body or the public;

(3)	the Corporation’s compliance with legal and regulatory requirements;

(4)	the independent auditor’s qualifications and independence;

(5)	the performance of the Corporation’s independent auditors and internal audit functions; and

(6)	issues involving the Corporation’s ethical and legal compliance responsibilities.

The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

IV.    COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Corporation’s independent auditors, management, internal auditing department, and the Board; serving as an independent and objective party to review the Corporation’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Corporation’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Corporation’s independent auditors and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit, internal control and permissible non-audit engagements, including fees and terms, with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain and obtain advice and assistance from internal, external or independent legal, accounting, financial or other advisors. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, from the Corporation to compensate such advisors and for payment to the independent auditors for the purpose of rendering or issuing an audit report and internal control attestation report. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function.

The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval.

The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

2.	Meet to review and discuss with management and the independent auditor the annual audited financial statements, including reviewing the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

3.	Follow-up review and discussion with management of any subsequent events occurring during the period of time between the Committee’s “Recommendation of Financial Statement to be Included in the Form 10-K” and the filing of Form 10-K with the SEC.

4.	Meet to review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including reviewing the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q.

5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s related attestation report prior to the filing of the Corporation’s Annual Report on Form 10-K.

6.	Review any disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

7.	Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and (b) any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Corporation’s financial statements.

8.	Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP information. Such review and discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

10.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Corporation’s financial statements.

11.	Review and update on an annual basis the Corporation’s Code of Honor including its system of enforcement.

Oversight of the Company’s Relationship with the Independent Auditor

12.	Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of:

(a)	the independent auditor’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm;

(c)	any steps taken to deal with such issues;

(d)	all relationships between the independent auditor and the Corporation; and

(e)	any other relationships that may adversely affect the independence of the auditor.

The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

13.	Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board.

14.	Set hiring policies for employees or former employees of the independent auditors.

15.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee.

16.	Pre-approve all auditing services, internal control-related services and permissible non-audit services (including the terms thereof) to be performed for the Corporation by its independent auditor, subject to the policies and procedures referred to below in paragraph 16.

17.	Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services; consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

18.	Assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

Process Improvement

19.	Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments.

20.	Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period.

21.	Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

22.	Review separately with the Corporation’s management, the independent auditor and the internal auditing department, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including:

(a)	difficulties with management’s response;

(b)	any restrictions on the scope of work or access to required information; and

(c)	the nature and extent of any significant changes in accounting principles or the application therein.

23.	Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditing department in connection with the preparation of the Corporation’s financial statements.

24.	Review with the independent auditor any audit problems or difficulties and management’s response, including any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

25.	Review with the Corporation’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

Oversight of the Corporation’s Internal Audit Function

26.	Review the appointment, replacement, reassignment or dismissal of the members of the Corporation’s internal auditing department, including the appointment and replacement of the senior internal auditing executive.

27.	Review the regular internal reports to management prepared by the internal auditing department and management’s responses.

28.	Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Oversight of Legal and Ethical Compliance Issues

29.	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934 has not been implicated.

30.	Discuss with management, the senior internal auditing executive and the independent auditor the Corporation procedures to ensure that its subsidiaries and foreign affiliates (if any) are in conformity with applicable legal requirements and the Corporation’s Code of Honor; advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Honor.

31.	Review reports and disclosures of related party transactions.

32.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

33.	Review any material pending legal proceedings involving the Corporation and other contingent liabilities; discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, internal controls or the Corporation’s compliance policies.

34.	Establish procedures for (a) the receipt, retention, and investigation of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

35.	Assume oversight responsibility for the evaluation and investigation of any complaints received by the Corporation regarding accounting, internal accounting, controls or audit matters, which responsibility includes the authority to retain outside counsel and/or outside experts or consultants as may be appropriate to the evaluation or investigation.

36.	Review legal compliance matters, including corporate securities trading policies with the Corporation’s counsel.

37.	Review the procedures established by the Corporation that monitor the Corporation’s compliance with its loan and indenture covenants and restrictions.

38.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.    MEETINGS

The business of the Audit Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Corporation’s management, internal auditors and independent auditors. The Chairman or a majority of the members of the Audit Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Audit Committee (or the Chairman of the Audit Committee) shall meet in person or by telephone with the Corporation’s independent auditors and the Corporation’s chief financial officer quarterly to review the Corporation’s financial statements.

VII.    LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Corporation’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

VIII.    CONSISTENCY WITH ARTICLES

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

IX.    AMENDMENT

This Charter may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by the Bylaws.

X.    CERTIFICATION

This Audit Committee Charter as amended was duly approved and adopted by the Board of the Corporation on the 25th day of October 2006.

/S/ GRACE R. DEN HARTOG
Corporate Secretary

Audit Committee Pre-Approval Policies and Procedures

for Services by Independent Auditors

Services subject to Audit Committee Approval

•	The Audit Committee must approve in advance all engagements to provide audit review and attest reports required under the securities laws.

•	Any other engagements must either be:

1.	approved in advance by the Audit Committee or

2.	entered into pursuant to these pre-approval policies and procedures, provided the Audit Committee is informed of each service.

•

The Company may not engage its independent auditors to perform any services as may, from time to time, be prohibited by the rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded or listed, the Public Company Accounting Oversight Board, or any other regulatory bodies.

•	The Company may engage its independent auditors to perform services that are directly related to the independent audit function. These include:

1.	audits of employee benefit plans;

2.	consultation on accounting matters, including reviews of significant contracts;

3.	assistance with inquiries from the Securities and Exchange Commission and other regulatory bodies;

4.	assistance with debt, equity and other financing transactions, including issuing comfort letters; and

5.	accounting and auditing assistance in connection with merger and acquisition activity

Approval process:

The Audit Committee, at its regular meetings, will approve engagement of the independent auditors for audits of employee benefit plans.

Each year, the Audit Committee will approve a total annual dollar budget for services for routine accounting consultation and related matters. A report on the nature of and amount of billings for such services will be presented to the Audit Committee at each quarterly meeting.

The Audit Committee will approve engagement of the independent auditors for assistance with debt, equity and other financing transactions, as well as merger and acquisition activity, and other permitted services, in advance. The Audit Committee will be provided a description of the services expected to be rendered, together with an estimate of cost. A report on the amount of billings for such services will be presented to the Audit Committee each quarter.

For services not addressed above, and not otherwise prohibited, the Audit Committee must approve engagement of the Independent Auditors in advance. Total fees for such services will be limited to no more than 10 percent of total audit fees for the year.

The pre-approval requirement is waived with respect to non-audit services provided:

1.	the aggregate amount of such services constitutes no more than five percent of the total amount of revenues paid by the Company to the accountant during the fiscal year in which the services are provided;

2.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

3.	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or the chairman of the Audit Committee (to whom authority to grant such approvals is hereby expressly delegated).

Directions to

Owens & Minor, Inc. Annual Meeting of Shareholders

Friday, April 27, 2007 — 10:00 a.m.

at

Owens & Minor, Inc. Corporate Headquarters

9120 Lockwood Blvd.

Mechanicsville, Virginia 23116

From Washington, D.C., follow I-95 South to I-295 South via Exit 84A and take Exit 41A/US-301.

From Petersburg, follow I-95 North to I-295 North via Exit 46 and take Exit 41A/US-301.

From Charlottesville, follow I-64 East to I-295 South via Exit 177 and take Exit 41A/US-301.

From Norfolk, follow I-64 West to I-295 North and take Exit 41A/US-301.

From the Airport, departing from the airport, bear right at Airport Drive. Continue on Airport Drive (passing the entrance to I-64) to the I-295 ramp heading toward Charlottesville. Merge onto I-295 North and travel about 10 miles. Take Exit 41A/US-301.

From ALL directions, travel North on US-301 to the first light. Turn right onto Lockwood Boulevard.

Owens & Minor, Inc.

YOUR VOTE IS IMPORTANT

VOTE BY INTERNET /TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL

https://www.proxypush.com/omi		1-866-362-3421

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

☐

Ú  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET  Ú

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)				☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.							FOR	AGAINST	ABSTAIN

1. Election of Directors for a term of three years:						2. Approval of the proposed Owens & Minor, Inc. 2007 Teammate Stock Purchase Plan.	☐	☐	☐

FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees	☐	FOR ALL EXCEPT nominee(s) marked in space below	☐	3. Ratification of appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

        Nominees: 01 - A. Marshall Acuff, Jr., 02 - Anne Marie Whittemore

        (INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and write the nominee’s(s’) name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

						4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. To change your address, please mark this box.	☐	☐	☐ ☐

SCAN LINE

Please sign exactly as your name appears herein. Attorneys-in-fact, executors, administrators, trustees and guardians should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

					Date	Share Owner sign here	Co-Owner sign here

OWENS & MINOR, INC.

PROXY

Solicited by the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints John T. Crotty, Richard E. Fogg, and James E. Ukrop (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 1, 2007 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens & Minor, Inc., to be held on April 27, 2007 at 10:00 A.M. at the offices of Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia, and any adjournments or postponements thereof.

The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)

To include any comments, please mark this box.	☐	OWENS & MINOR, INC.
P.O. BOX 11421
NEW YORK, N.Y. 10203-0421